                                                                   EXHIBIT 10.11

                              AMENDED AND RESTATED
                                LOAN AGREEMENT
                                     AMONG
                              TCG NEW YORK, INC.;
         THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS BANKS ON THE
              SIGNATURE PAGES HEREOF (COLLECTIVELY, THE "BANKS");
       CHASE SECURITIES, INC. (FORMERLY KNOWN AS CHEMICAL SECURITIES,
              INC.) AND TORONTO-DOMINION SECURITIES, (USA) INC.,
            AS CO-SYNDICATION AGENTS AND CO-ARRANGERS HEREUNDER
                 (COLLECTIVELY, THE "CO-SYNDICATION AGENTS");
            TORONTO DOMINION (TEXAS), INC., AS ADMINISTRATIVE AGENT
                FOR THE BANKS (THE "ADMINISTRATIVE AGENT"); AND
               THE CHASE MANHATTAN BANK (FORMERLY CHEMICAL BANK),
        AS DOCUMENTATION AGENT FOR THE BANKS (THE "DOCUMENTATION AGENT")



                                     INDEX
                                     -----

Page
--------------------------------------------------------------------

ARTICLE 1       Definitions.....................................   1

ARTICLE 2       Loans...........................................  22

  Section 2.1   The Loans.                                        22
  Section 2.2   Manner of Borrowing and Disbursement............  22
  Section 2.3   Interest........................................  25
  Section 2.4   Fees                                              27
  Section 2.5   Mandatory Commitment Reductions.................  27
  Section 2.6   Voluntary Commitment Reductions.................  28
  Section 2.7   Payments and Repayments.........................  29
  Section 2.8   Notes; Loan Accounts............................  30
  Section 2.9   Manner of Payment...............................  30
  Section 2.10  Reimbursement...................................  32
  Section 2.11  Pro Rata Treatment..............................  33
  Section 2.12  Capital Adequacy................................  33
  Section 2.13  Bank Tax Forms..................................  34
  Section 2.14  Incremental Facility Advances...................  35

ARTICLE 3       Conditions Precedent............................  36

  Section 3.1   Conditions Precedent to Effectiveness of
                   Agreement....................................  36
  Section 3.2   Conditions Precedent to Each Advance............  38

ARTICLE 4       Representations and Warranties..................  39

  Section 4.1   Representations and Warranties..................  39


  Section 4.2   Survival of Representations and Warranties,
                   etc..........................................  47

ARTICLE 5       General Covenants...............................  47

  Section 5.1   Preservation of Existence and Similar Matters...  47
  Section 5.2   Business; Compliance with Applicable Law........  47
  Section 5.3   Maintenance of Properties.......................  48
  Section 5.4   Accounting Methods and Financial Records........  48
  Section 5.5   Insurance.......................................  48
  Section 5.6   Payment of Taxes and Claims.....................  49
  Section 5.7   Compliance with ERISA...........................  49
  Section 5.8   Visits and Inspections..........................  51
  Section 5.9   Payment of Indebtedness; Loans..................  52
  Section 5.10  Use of Proceeds.................................  52
  Section 5.11  Real Estate                                       52
  Section 5.12  Indemnity.......................................  53
  Section 5.13  Covenants Regarding Formation of Restricted
                   Subsidiaries and Acquisitions; Partnership,
                   Restricted Subsidiaries......................  54
  Section 5.14  Payment of Wages................................  54
  Section 5.15  Further Assurances..............................  55

ARTICLE 6       Information Covenants...........................  55

  Section 6.1   Quarterly Financial Statements and
                   Information..................................  55
  Section 6.2   Annual Financial Statements and Information.....  56
  Section 6.3   Performance Certificates........................  56
  Section 6.4   Copies of Other Reports.........................  57
  Section 6.5   Notice of Litigation and Other Matters..........  57

ARTICLE 7       Negative Covenants..............................  59

  Section 7.1   Indebtedness for Money Borrowed of the
                   Borrower and its Subsidiaries................  59
  Section 7.2   Limitation on Liens.............................  60
  Section 7.3   Amendment and Waiver............................  60
  Section 7.4   Liquidation, Merger, or Disposition of Assets...  60
  Section 7.5   Limitation on Guaranties........................  61
  Section 7.6   Investments and Acquisitions....................  61
  Section 7.7   Restricted Payments and Purchases...............  62
  Section 7.8   Fixed Charge Coverage Ratio.....................  63
  Section 7.9   Leverage Ratio..................................  63
  Section 7.10  Annualized Operating Cash Flow to Total Cash
                   Interest Expense.............................  63
  Section 7.11  Affiliate Transactions..........................  64
  Section 7.12  Real Estate                                       64
  Section 7.13  ERISA Liabilities...............................  64
  Section 7.14  Limitation on Upstream Dividends by
                   Restricted Subsidiaries......................  64



 ARTICLE 8      Default                                           65

  Section 8.1   Events of Default...............................  65
  Section 8.2   Remedies........................................  68
  Section 8.3   Payments Subsequent to Declaration of Event
                   of Default...................................  70

ARTICLE 9       The Agents......................................  71

  Section 9.1   Appointment and Authorization...................  71
  Section 9.2   Interest Holders................................  71
  Section 9.3   Consultation with Counsel.......................  71
  Section 9.4   Documents.......................................  72
  Section 9.5   Administrative Agent, the Documentation Agent
                   and Affiliates...............................  72
  Section 9.6   Responsibility of the Administrative Agent......  72
  Section 9.7   Action by the Administrative Agent..............  73
  Section 9.8   Notice of Default or Event of Default...........  73
  Section 9.9   Responsibility Disclaimed.......................  74
  Section 9.10  Indemnification.................................  74
  Section 9.11  Credit Decision.................................  75
  Section 9.12  Successor Administrative Agent and
                   Documentation Agent..........................  75
  Section 9.13  Delegation of Duties............................  76

ARTICLE 10      Change in Circumstances Affecting LIBOR Advances  76

  Section 10.1  LIBOR Basis Determination Inadequate............  76
  Section 10.2  Illegality                                        77
  Section 10.3  Increased Costs.................................  77
  Section 10.4  Effect On Other Advances........................  79
  Section 10.5  Claims for Increased Costs and Taxes............  79

ARTICLE 11      Miscellaneous...................................  80

  Section 11.1  Notices.........................................  80
  Section 11.2  Expenses........................................  82
  Section 11.3  Waivers.........................................  83
  Section 11.4  Set-Off.........................................  83
  Section 11.5  Assignment                                        84
  Section 11.6  Accounting Principles...........................  87
  Section 11.7  Counterparts....................................  87
  Section 11.8  Governing Law...................................  87
  Section 11.9  Severability....................................  87
  Section 11.10 Interest                                          87
  Section 11.11 Table of Contents and Headings..................  88
  Section 11.12 Amendment and Waiver............................  88
  Section 11.13 Entire Agreement                                  89
  Section 11.14 Other Relationships.............................  89
  Section 11.15 Directly or Indirectly..........................  89



  Section 11.16 Reliance on and Survival of Various
                   Provisions...................................  89
  Section 11.17 Senior Debt                                       89
  Section 11.18 Obligations Several.............................  90
  Section 11.19 Confidentiality                                   90

ARTICLE 12      Waiver of Jury Trial............................  90

  Section 12.1  Waiver of Jury Trial............................  90


                                    EXHIBITS

Exhibit  A      --Form of Assignment of Rights by Partner

Exhibit  B      --Form of Certificate of Financial Condition
Exhibit  C      --Form of Note
Exhibit  D      --Form of Notice of Incremental Facility
                  Commitment
Exhibit  E      --Form of Request for Advance
Exhibit  F      --Form of Subsidiary Pledge Agreement
Exhibit  G      --Form of Incremental Facility Note
Exhibit  H      --Form of Acknowledgement of Guarantors
Exhibit  I      --Form of Opinion of Regulatory Counsel to the
                  Borrower
Exhibit  J      --Form of Opinion of General Counsel to the
                  Borrower
Exhibit  K      --Form of Opinion of In-House Counsel
Exhibit  L      --Form of Borrower's Loan Certificate
Exhibit  M      --Form of Restricted Subsidiary Loan Certificate
Exhibit  N      --Form of Subsidiary Guaranty
Exhibit  O      --Form of Borrower's Pledge Agreement
Exhibit  P      --Form of Performance Certificate
Exhibit  Q      --Form of Assignment and Assumption Agreement


                                   SCHEDULES

Schedule 1    -- Licenses
Schedule 2    -- Trademarks
Schedule 3    -- Exceptions to Due Authorizations
Schedule 4    -- Subsidiaries
Schedule 5    -- Litigation
Schedule 6    -- Affiliate Transactions

                      AMENDED AND RESTATED LOAN AGREEMENT

  This Amended and Restated Loan Agreement (the "Agreement"), made as of this 28th day of July, 1997, by and among TCG NEW YORK, INC., a Delaware corporation, the financial institutions party hereto as Banks (together with such other financial institutions as may hereafter become Banks hereunder, the "Banks"), TORONTO DOMINION (TEXAS), INC., as Administrative Agent (the "Administrative Agent"), and THE CHASE MANHATTAN BANK (formerly Chemical Bank), as Documentation Agent (the "Documentation Agent").


                                   ARTICLE 1

                                  Definitions
                                  -----------

  Section 1.1    Defined Terms.  The following terms when used in this Agreement
                 -------------
shall have the following meanings:

  "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of
   -----------
stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower or any of its Restricted Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Restricted Subsidiary in accordance with GAAP or
(ii) any acquisition by the Borrower or any of its Restricted Subsidiaries of all or any substantial part of the assets of any other Person.

  "Administrative Agent" shall mean Toronto Dominion (Texas), Inc. in its
   --------------------
capacity as Administrative Agent for the Banks or any successor Administrative Agent appointed pursuant to Section 9.12 of this Agreement.

  "Administrative Agent's Office" shall mean the office of the Administrative
   -----------------------------
Agent located at 909 Fannin Street, Suite 1700, Houston, Texas 77010, or such other office as may be designated pursuant to the provisions of Section 11.1 of this Agreement.

  "Advance" shall mean amounts advanced by the Banks to the Borrower pursuant to
   -------
Article 2 hereof on the occasion of any borrowing; and "Advances" shall mean
                                                        --------
more than one Advance.

  "Affiliate" shall mean, with respect to a Person, any other Person directly or
   ---------
indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to
                                           -------
any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. TCG Partners, a New York general partnership, and each local partnership in which TCGI, TCG Partners or any of their Subsidiaries has a partnership interest and which is managed by TCGI or TCG Partners pursuant to a management services agreement shall be deemed to be Affiliates of the Borrower and the Restricted Subsidiaries.

  "Agreement" shall mean this Amended and Restated Loan Agreement, as amended,
   ---------
supplemented, restated or otherwise modified from time to time.

  "Agreement Date" shall mean July 28, 1997.
   --------------

  "Annualized Operating Cash Flow" shall mean the product of (a) Operating Cash
   ------------------------------
Flow for the two (2) fiscal quarters immediately preceding the calculation date, times (b) two (2).
-----

  "Applicable Law" shall mean, in respect of any Person, all provisions of
   --------------
constitutions, laws, statutes, rules, regulations, codes and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Material Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or its properties or assets are bound.

  "Applicable Margin" shall mean the interest rate margin applicable to Base
   -----------------
Rate Advances and LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

  "Assignment of Intercompany Indebtedness" shall mean that certain Assignment
   ---------------------------------------
of Intercompany Indebtedness dated as of December 19, 1995 between the Borrower and the Administrative Agent, pursuant to which the Borrower has assigned to the Administrative Agent, on behalf of the Banks, all Indebtedness for Money Borrowed owed to it by its Affiliates.

  "Assignment of Rights by Partner" shall mean, collectively, any Assignment of
   -------------------------------
Rights by Partner between the Borrower, or any Restricted Subsidiary which holds partnership interests in a Restricted Subsidiary, on the one hand, and the Administrative Agent, on the other hand, each substantially in the form of Exhibit A attached hereto.
---------

  "Authorized Signatory" shall mean such senior personnel of a Person as may be
   --------------------
duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

  "Banks" shall mean the Persons whose names appear as "Banks" on the signature
   -----                                                -----
pages hereof and any other Person which becomes a "Bank" hereunder after the
                                                   ----
Agreement Date; and "Bank" shall mean any one of the foregoing Banks.
                     ----

  "Base Rate" shall mean, as of any date, a fluctuating interest rate per annum
   ---------
equal to the higher of (a) the Prime Rate, and (b) the sum of (i) the Federal Funds Rate, plus (ii) one-half of one percent (1/2%). The Base Rate shall be
            ----
adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be. Interest on Base Rate Advances shall be subject to adjustment as provided in
Section 2.3(f).

  "Base Rate Advance" shall mean an Advance which the Borrower requests to be
   -----------------
made as a Base Rate Advance or is reborrowed as a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $500,000, and in an integral multiple of $250,000; except for a Base Rate Advance which is an amount equal to the unused Commitment, which Advance may be in such amount.

  "Base Rate Basis" shall mean a simple per annum interest rate equal to the sum
   ---------------
of (i) the Base Rate and (ii) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be changed as and when provided in Section 2.3(f) to reflect changes in the Applicable Margin.

  "Borrower" shall mean TCG New York, Inc., a Delaware corporation.
   --------

  "Borrower's Pledge Agreement" shall mean that certain Borrower's Pledge
   ---------------------------
Agreement dated as of December 19, 1995 between the Borrower and the Administrative Agent, pursuant to which the Borrower has pledged to the Administrative Agent all of the Borrower's stock ownership in the Restricted Subsidiaries.

  "Business Day" shall mean a day on which banks and foreign exchange markets
   ------------
are open for the transaction of business required for this Agreement in Houston, Texas; New York, New York and London, England, as relevant to the determination to be made or the action to be taken.

  "Capital Expenditures" shall mean, in respect of any Person, expenditures for
   --------------------
the purchase of assets of long-term use which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

  "Capital Stock" shall mean, as applied to any Person, any capital stock of
   -------------
such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

  "Capitalized Lease Obligation" shall mean that portion of any obligation of a
   ----------------------------
Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

  "Certificate of Financial Condition" shall mean a certificate, substantially
   ----------------------------------
in the form of Exhibit B attached hereto, signed by the chief financial officer
               ---------
of the Borrower, together with any schedules, exhibits or annexes appended thereto.

  "Change of Control" shall mean, as applied to the Borrower, any change in the
   -----------------
ownership of the Capital Stock of the Borrower that results in less than fifty and one-tenth of one percent (50.1%) of all voting rights (after giving effect to any shareholder's agreement or voting trust agreements and assuming that the voting rights applicable to any stock subject to any Lien are held by the holder of such Lien other than a Lien in favor of the Agents and the Banks) with respect to the Capital Stock of the Borrower (including, without limitation, warrants, options, conversion rights, voting rights and calls or claims of any character with respect thereto, to the extent exercisable prior to repayment in full of the Obligations) being owned directly or indirectly by (a) any one or more of the Shareholders, (b) any of the Shareholders and Sprint or (c) a Person owned by Sprint and any one or more of the Shareholders.

  "COBRA" shall mean Title X of the Consolidated Omnibus Budget Reconciliation
   -----
Act of 1985 and any amendments thereto.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to
   ----
time.

  "Collateral" shall mean any property of any kind constituting collateral for
   ----------
the Obligations under any of the Security Documents.

  "Comcast" shall mean Comcast Corporation, a Pennsylvania corporation.
   -------

  "Commitment" shall mean the several obligations of the Banks to fund their
   ----------
respective portion of the Loans to the Borrower in accordance with their respective Commitment Ratios in the aggregate sum of $400,000,000 pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

  "Commitment Ratios" shall mean the percentages in which the Banks are
   -----------------
severally bound to fund their respective portions of Advances to the Borrower under the Commitment, which are set forth below (together with dollar amounts) as of the Agreement Date:




                                                       DOLLAR
              BANK                   PERCENTAGE      COMMITMENT
---------------------------------  --------------  ---------------

Toronto Dominion (Texas), Inc.       6.250000000%   $25,000,000.00

The Chase Manhattan Bank             6.250000000%   $25,000,000.00
  (formerly Chemical Bank)

Bank of America National Trust       5.000000000%   $20,000,000.00
  and Savings Association

Bank of Hawaii                       3.750000000%   $15,000,000.00

Bank of Montreal Chicago Branch      5.000000000%   $20,000,000.00

The Bank of New York Company,        5.000000000%   $20,000,000.00
  Inc.

The Bank of Nova Scotia              5.000000000%   $20,000,000.00

Bank of Tokyo-Mitsubishi Trust       5.000000000%   $20,000,000.00
  Company

CoreStates Bank, N.A.                5.000000000%   $20,000,000.00

Credit Lyonnais New York Branch      5.000000000%   $20,000,000.00

Fleet National Bank                  5.000000000%   $20,000,000.00

Goldman Sachs Credit                 5.000000000%   $20,000,000.00
  Partners L.P.

Lehman Commercial Paper Inc.         5.000000000%   $20,000,000.00

The Long-Term Credit Bank            5.000000000%   $20,000,000.00
  of Japan, Limited

Mellon Bank, N.A.                    5.000000000%   $20,000,000.00

Morgan Guaranty Trust Company        3.750000000%   $15,000,000.00
  of New York

NationsBank of Texas, N.A.           5.000000000%   $20,000,000.00

PNC Bank, National Association       5.000000000%   $20,000,000.00

Royal Bank of Canada                 5.000000000%   $20,000,000.00

Societe Generale,                    5.000000000%   $20,000,000.00
  New York Branch

             TOTAL                 100.000000000%   $  400,000,000

          "Communications Act" shall mean the Communications Act of 1934, and
           ------------------
any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

             "Continental" shall mean Continental Cablevision, Inc., a Delaware
              -----------
corporation.

             "Cox" shall mean Cox Communications, Inc., a Delaware corporation.
              ---

          "Default" shall mean any Event of Default, and any of the events
           -------
specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

          "Default Rate" shall mean a simple per annum interest rate equal to
           ------------
the sum of the otherwise applicable Interest Rate Basis plus two percent (2%), or if no Interest Rate Basis is otherwise applicable, a simple per annum interest rate equal to the sum of the Base Rate Basis plus two percent (2%).

          "Documentation Agent" shall mean The Chase Manhattan Bank (formerly
           -------------------
Chemical Bank) in its capacity as Documentation Agent or any successor Documentation Agent appointed pursuant to Section 9.12 of this Agreement.

          "Employee Pension Plan" shall mean any Plan which (a) is maintained by
           ---------------------
the Borrower or any ERISA Affiliate and (b) is subject to Part 3 of Title I of ERISA.

          "Environmental Laws" shall mean all applicable federal, state or local
           ------------------
laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements to which the Borrower or any Restricted Subsidiary is a party, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S) 6901 et seq.) or any environmental laws relating to public health and safety.

             "ERISA" shall mean the Employee Retirement Income Security Act of
              -----
1974, as in effect from time to time.

          "ERISA Affiliate" shall mean any Person, including a Subsidiary or an
           ---------------
Affiliate of the Borrower, that is a member of any group of organizations (within the meaning of Code Sections 414(b), 414(c), 414(m), or 414(o)) of which the Borrower is a member.

          "Event of Default" shall mean any of the events specified in Section
           ----------------
8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

          "FCC" shall mean the Federal Communications Commission, or any other
           ---
similar or successor agency of the federal government administering the Communications Act.

          "Federal Funds Rate" shall mean, as of any date, the weighted average
           ------------------
of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

          "Fixed Charge Coverage Ratio" shall mean, for every four (4) calendar
           ---------------------------
quarter period, the ratio of (a) the sum of (i) Annualized Operating Cash Flow as of the last day of such period, (ii) the arithmetic average of the daily unborrowed portion of the Commitment (together with the Incremental Facility Commitment to the extent such commitment is in effect hereunder) available for borrowing during such period (after giving effect to the permitted Leverage Ratio), and (iii) (A) the arithmetic average of the daily cash on hand for the Borrower and the Restricted Subsidiaries, for such period less (B) the lesser of
                                                          ----
(1) $1,000,000 and (2) the amount in clause (A) hereof; to (b) the sum of (i) Total Cash Interest Expense during such period, (ii) Scheduled Principal Payments during such period, (iii) all scheduled payments by the Borrower and the Restricted Subsidiaries, of principal on Indebtedness for Money Borrowed (other than the Loans) for such period, (iv) (A) aggregate Capital Expenditures made by the Borrower and the Restricted

Subsidiaries, during such period (other than from the proceeds of casualty insurance) less (B) all cash payments of capital contributions made directly or indirectly by TCGI or the shareholders of TCGI to the Borrower and the Restricted Subsidiaries, during such period, and (v) the amount of all Restricted Payments made pursuant to Section 7.7 hereof during such period.

          "GAAP" shall mean, as in effect from time to time, generally accepted
           ----
accounting principles in the United States, consistently applied.

          "Guaranty" or "Guaranteed," as applied to an obligation, shall mean
           --------      ----------
and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

          "Incremental Facility Advance" shall mean an Advance made by any Bank
           ----------------------------
under any Incremental Facility Commitment pursuant to Section 2.14 hereof.

          "Incremental Facility Commitment" shall mean the commitment of any
           -------------------------------
Bank or Banks to make advances to the Borrower in accordance with Section 2.14 hereof. The Borrower may obtain Incremental Facility Commitments from more than one Bank, which commitments shall be the several obligations of each such Bank.

          "Incremental Facility Commitment Ratios" shall mean the percentages in
           --------------------------------------
which the applicable Banks are severally bound to fund their respective portions of Advances to the Borrower under the Incremental Facility Commitment which are set forth in the Notice of Incremental Facility Commitment.

             "Incremental Facility Notes" shall mean those certain Incremental
              --------------------------
Facility Notes described in Section 2.14 hereof.

          "Indebtedness" shall mean, with respect to any Person, and without
           ------------
duplication, (a) all items, except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax liabilities, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, to the extent of the higher of the book value or fair market value of the property or asset securing such obligation (if less than the amount of such obligation), secured non-recourse obligations of such Person, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation) if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement to the extent such lease is considered a Capitalized Lease Obligation in accordance with GAAP, (d) all reimbursement obligations with respect to outstanding letters of credit, (e) to the extent not otherwise included, all obligations subject to Guaranties of such Person or its Subsidiaries, and (f) all obligations of such Person under Interest Hedge Agreements.

          "Indebtedness for Money Borrowed" shall mean, with respect to any
           -------------------------------
Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

             "Indemnitee" shall have the meaning ascribed thereto in Section
              ----------
5.12 hereof.

          "Interest Hedge Agreements" shall mean the obligations of any Person
           -------------------------
pursuant to (a) any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount or (b) interest rate swaps, caps, floors, collars and similar agreements.

          "Interest Period" shall mean in connection with any LIBOR Advance, the
           ---------------
term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement.

Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrower shall not select an Interest Period which extends beyond the Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Section
2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

             "Interest Rate Basis" shall mean the Base Rate Basis or the LIBOR
              -------------------
Basis, as appropriate.

          "known to the Borrower" or "to the knowledge of the Borrower" shall
           ---------------------      --------------------------------
mean known by or reasonably should have been known by the chief executive officer, the chief financial officer, the general counsel, or any senior vice president of the Borrower.

          "Leverage Ratio" shall mean, as of any date, the ratio of (a) the
           --------------
Total Debt on such date, to (b) Annualized Operating Cash Flow for the calendar quarter end being tested or the most recently completed calendar quarter, as the case may be.

          "LIBOR" shall mean, for any Interest Period, the interest rate per
           -----
annum equal to the offered rate for deposits in United States Dollars for an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower, which rate appears on the Reuter's Screen LIBO Page (or such other page as may replace that page in that service) at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period; provided, that (i) if more than one such offered rate appears on the
        --------
Reuter's Screen, LIBOR shall be the arithmetic average (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) of such offered rates, or (ii) if the Reuter's Screen is not available, LIBOR shall be the average offered to the Administrative Agent (or an affiliate thereof) by two (2) leading banks (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Administrative Agent in the London eurodollar interbank borrowing market at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

          "LIBOR Advance" shall mean an Advance which the Borrower requests to
           -------------
be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $500,000 and in an integral multiple of $250,000, except for a LIBOR Advance which is in an amount equal to the unused amount of the Commitment, which Advance may be in such amount.

          "LIBOR Basis" shall mean a simple per annum interest rate equal to the
           -----------
sum of (a) the quotient of (i) LIBOR divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall be rounded upward to the nearest one-hundredth of one percent (1/100%) and shall apply to Interest Periods of one (1), two (2), three (3), and six (6) months, and, subject to the second to the last sentence of this definition, nine (9) and twelve (12) months, and, once determined, shall be subject to Article 10 hereof and shall remain unchanged during the applicable Interest Period. The Borrower may not select an Interest Period for a LIBOR Advance in excess of six (6) months unless the Administrative Agent has notified the Borrower that each of the Banks has consented to such Interest Period. Interest on LIBOR Advances shall also be subject to adjustment as provided in
Section 2.3(f) hereof.

          "LIBOR Reserve Percentage" shall mean the percentage which is in
           ------------------------
effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the actual reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D).

          "Licenses" shall mean any telephone, microwave, personal
           --------
communications or other license, authorization, certificate of compliance, franchise, approval or permit, granted or issued to the Borrower or a Restricted Subsidiary by a government agency or authority which enables any of the Restricted Subsidiaries to engage in its existing telecommunications business, including operating as a competitive access provider and investing in other Persons who operate as competitive access providers, all of which Licenses are listed as of the Agreement Date on Schedule 1 hereto.
                                   ----------

          "Lien" shall mean, with respect to any property, any mortgage, lien,
           ----
pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

          "Loan Documents" shall mean this Agreement, the Notes, the Incremental
           --------------
Facility Notes, the Security Documents, all fee letters, all Requests for Advance, all Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent and the Banks, or any of them, on the other hand, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

          "Loans" shall mean, collectively, the amounts advanced by the Banks to
           -----
the Borrower under the Commitment, not to exceed the Commitment (and, if applicable, the Incremental Facility Commitment), and evidenced by the Notes (and shall include Incremental Facility Advances).

          "Majority Banks" shall mean Banks the total of whose (a) Commitment
           --------------
Ratios (or, if the Commitment has been terminated, portion of the Loans under the Commitment) and (b) Incremental Facility Commitment Ratios (or, if the Incremental Facility Commitment has been terminated, portion of the Loans under the Incremental Facility Commitment) equals or exceeds fifty-one percent (51%) of the sum of the Commitment Ratios (or, if the Commitment has been terminated, the Loans under the Commitment) and Incremental Facility Commitment Ratios (or, if the Incremental Facility Commitment has been terminated, the Loans under the Incremental Facility Commitment) of all Banks entitled to vote hereunder.

          "Material Licenses" shall mean those Licenses without which the
           -----------------
Borrower and its Restricted Subsidiaries would no longer be able to operate their business or any portion thereof and retain the revenue received therefrom, and the overall effect of the termination, revocation or failure to renew or replace such Licenses would be to reduce annual Operating Cash Flow (determined as at the last day of the most recently ended fiscal year of the Borrower) by ten percent (10%) or more.

          "Materially Adverse Effect" shall mean (a) any material adverse effect
           -------------------------
upon the business, assets, liabilities, financial condition, results of operations, properties, or, in the reasonable opinion of the Administrative Agent and the Majority Banks, business prospects of the Borrower and its Subsidiaries on a consolidated basis, taken as a whole, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement and the Notes, or upon the ability of the Borrower and its Restricted Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Banks in and to the

Loans or the rights of the Administrative Agent and the Banks in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

          "Maturity Date" shall mean March 31, 2006, or as the case may be, such
           -------------
earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitment to zero or otherwise).

          "Multiemployer Plan" shall mean a multiemployer pension plan as
           ------------------
defined in Section 3(37) of ERISA to which the Borrower or any ERISA Affiliate is or has been required to contribute subsequent to September 25, 1980.

          "Necessary Authorizations" shall mean all approvals and licenses from,
           ------------------------
and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Material Licenses and all approvals, licenses, filings and registrations under the Communications Act and any other applicable federal, state, or local law, regulation or other provision, necessary in order to enable the Restricted Subsidiaries to engage in their existing telecommunications business, including operating as a competitive access provider and investing in other Persons who operate as competitive access providers.

          "Net Income" shall mean, for the Borrower and the Restricted
           ----------
Subsidiaries, on a consolidated basis, for any period, net income determined in accordance with GAAP.

          "Net Proceeds" shall mean, with respect to any sale, transfer or other
           ------------
disposition of (A) ownership interests in any of the Restricted Subsidiaries by the Borrower, or (B) assets by any of its Restricted Subsidiaries, the aggregate amount of cash received for such assets (including, without limitation, any payments received for non-competition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (i) amounts reserved, if any, for taxes payable with respect to any such sale (after application of any available losses, credits or other offsets), (ii) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Restricted Subsidiaries (other than to an Affiliate) in connection with such sale, lease, transfer or other disposition of assets, including, without limitation, commissions, (iii) until actually received by the Borrower or any of its Restricted Subsidiaries, any portion of the amount received held in escrow or evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete agreement or covenant or otherwise for which compensation is paid over time, (iv) reasonable and customary amounts, if any, reserved for indemnification claims payable with respect to any such sale, and (v) the amounts, if any, of any purchase money debt, with respect to the assets sold, owed by the Borrower or a Restricted Subsidiary, and repaid with the proceeds of such sale. Upon receipt by the Borrower or any of its Restricted Subsidiaries of (A) amounts referred to in item (iii) of the preceding sentence, or (B) if there shall occur any reduction in the reserves referred to in items (i) and (iv) of the preceding sentence resulting in a payment to the Borrower or the Restricted Subsidiary, such amounts shall then be deemed to be "Net Proceeds."

          "Notes" shall mean, collectively, those certain promissory notes in
           -----
the aggregate original principal amount of $400,000,000, and issued to each of the Banks by the Borrower, each one substantially in the form of Exhibit C
                                                                 ---------
attached hereto, any other promissory note issued by the Borrower to evidence the Loans pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

          "Notice of Incremental Facility Commitment" shall mean the notice by
           -----------------------------------------
the Borrower of the Incremental Facility Commitment, which notice shall be substantially in the form of Exhibit D attached hereto and shall be delivered to
                             ---------
the Administrative Agent, the Documentation Agent and the Banks.

          "Obligations" shall mean all payment and performance obligations of
           -----------
every kind, nature and description of the Borrower, its Restricted Subsidiaries, and any other obligors to the Banks, the Documentation Agent, or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not a claim for such amounts is allowed in such bankruptcy action and including Obligations to the Banks pursuant to Section 5.12 hereof) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

          "Operating Cash Flow" shall mean as of the end of any period, on a
           -------------------
consolidated basis, (a) Net Income of the Borrower and the Restricted Subsidiaries, for such period (after eliminating any extraordinary gains and losses and excluding any interest income of such Persons from any loans to any Affiliates of such Persons), plus (b) to the extent deducted in determining
                             ----

Net Income, the sum of the following for such period: (i) depreciation and amortization expense, (ii) interest with respect to Indebtedness for Money Borrowed, (iii) tax expense, and (iv) all other non-cash items.

          "Payment Date" shall mean the last day of each calendar quarter for
           ------------
Base Rate Advances and, subject to Section 2.3(b) hereof, the last day of each Interest Period for LIBOR Advances.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
              ----
successor thereto.

          "Permitted Asset Sales" shall mean (a) sales, transfers or other
           ---------------------
dispositions of assets by the Borrower or any Restricted Subsidiary in bona fide arms' length transactions which do not generate, in any calendar year, Net Proceeds in excess of $5,000,000 in the aggregate, (b) the disposition in the ordinary course of business of assets which are no longer used or useful in the business of the Borrower or the Restricted Subsidiaries, (c) the sales, transfers or other dispositions of assets which are exchanged for, or the Net Proceeds of which are used to procure or acquire, similar assets of equal or greater value within twelve (12) months from receipt of such Net Proceeds by the Borrower or any Restricted Subsidiary, and (d) the transfer of assets (including cash or cash equivalents) among the Borrower and its Restricted Subsidiaries or the transfer of assets (including cash or cash equivalents but excluding the Licenses) between or among Restricted Subsidiaries so long as in each case, such assets remain assets of the Borrower or the Restricted Subsidiaries.

             "Permitted Liens" shall mean, as applied to any Person:
              ---------------

               (a) Any Lien in favor of the Administrative Agent given to secure the Obligations;

               (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and
          (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

               (c) Liens of carriers, warehousemen, mechanics, landlords, laborers and materialmen and other statutory Liens incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor in accordance with GAAP;

               (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other social security obligations which are not overdue for more than ninety (90) days;

               (e) Restrictions on the transfer of, or other Liens upon, the Licenses or assets of the Borrower or its Subsidiaries imposed by Applicable Law or the Licenses;

               (f) Easements, rights-of-way, zoning restrictions and other similar encumbrances on the use of real property and minor imperfections of title which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

               (g) Purchase money security interests to the extent such security interests secure Indebtedness permitted pursuant to Section 7.1(f)(1) hereof;

               (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted pursuant to Section 7.1(f)(2) hereof and true leases of the Borrower or any of its Subsidiaries;

               (i) Liens granted to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations to the extent otherwise permitted under this Agreement and not incurred in connection with Indebtedness for Money Borrowed, the obtaining of advances or the payment of the deferred purchase price of any property and which do not exceed $20,000,000 in the aggregate outstanding from time to time;

               (j) Liens of utility companies and other Persons pursuant to pole attachment agreements and restrictions on the transfer of rights under pole attachment agreements; and

               (k) Liens arising as a result of any grant of indefeasible rights-of-use or rights-of-access or similar rights and grants of nominal title to assets entered into in the ordinary course of business and consistent with the Borrower's past practice.

     "Person" shall mean an individual, corporation, limited liability company,
      ------
association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean an employee benefit plan within the meaning of Section
      ----
3(3) of ERISA or any other employee benefit plan maintained or contributed to by the Borrower or any ERISA Affiliate.

     "Prime Rate" shall mean, at any time, the rate of interest adopted by The
      ----------
Toronto-Dominion Bank, at its main office in New York, New York, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank.

     "Reportable Event" shall mean, with respect to any Employee Pension Plan,
      ----------------
an event described in Section 4043(b) of ERISA, excluding, however, such events
(i) as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event or (ii) which could not reasonably be expected to have a Material Adverse Effect.

     "Request for Advance" shall mean a certificate designated as a "Request for
      -------------------
Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit E
                                                               ---------
attached hereto, and shall, among other things, (i) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance (LIBOR or Base Rate), and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, as of the date of such Advance and after giving effect thereto, and (iii) the Applicable Margin.

     "Restricted Payment" shall mean any direct or indirect distribution,
      ------------------
dividend or other payment to any Person (other than to the Borrower or any wholly-owned Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Restricted Subsidiaries (other than dividends payable solely in stock of the Borrower or such Restricted Subsidiary, as applicable, and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Subsidiary of the

Borrower) on account of any warrants or other rights or options to acquire shares of capital stock of the Borrower or any of its Restricted Subsidiaries and payments on Indebtedness for Money Borrowed owed to TCGI by the Borrower. The foregoing to the contrary notwithstanding, any payments to employees in respect of any employee stock option plan or equity incentive plan shall not be deemed to be a Restricted Payment or a Restricted Purchase.

     "Restricted Purchase" shall mean any payment (including, without
      -------------------
limitation, any sinking fund payment, prepayment or installment payment) on account of the purchase, redemption or other acquisition or retirement of any general or limited partnership interest in, or shares of capital stock or other securities of the Borrower or any of the Restricted Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of capital stock of the Borrower or any of the Restricted Subsidiaries or any release or forgiveness of Indebtedness by the Borrower or its Restricted Subsidiaries to any partner, shareholder or Affiliate of any such Person. The foregoing to the contrary notwithstanding, any payments to employees in respect of any employee stock option plan or equity incentive plan shall not be deemed to be a Restricted Payment or a Restricted Purchase.

     "Restricted Subsidiaries" shall mean, collectively, TC New York Holdings I,
      -----------------------
Inc., TC New York Holdings II, Inc., TC Systems, Inc., Teleport Communications New York and TCG Payphones, Inc., each of which is wholly-owned directly or indirectly by the Borrower, and shall include, without limitation, any future Subsidiaries of the foregoing, the Port Authority Maintenance Division and the 5ESS Facilities Services Division of the Borrower.

     "Scheduled Principal Payments" shall mean, with respect to the Loans for
      ----------------------------
any period, the excess, if any, of (a) the sum of the highest aggregate principal amount of the Loans outstanding during such period over (b) the lowest amount of the Commitment during such period.

     "Security Documents" shall mean the Assignment of Rights by Partner, the
      ------------------
Borrower's Pledge Agreement, the Subsidiary Guaranty, the Subsidiary Pledge Agreements, the Assignment of Intercompany Indebtedness, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of the Banks, with Collateral for the Obligations.

     "Security Interest" shall mean all Liens in favor of the Administrative
      -----------------
Agent, for the benefit of the Banks, or in favor of any Bank created hereunder or under any of the Security Documents to secure the Obligations.

     "Shareholders" shall mean collectively, Cox, TCI, Comcast and Continental,
      ------------
any Subsidiary of any of the foregoing Persons as to which such Person has voting and economic control, and any of their respective successors or assigns approved by the Banks.

     "Sprint" shall mean, collectively, Sprint Corporation, a Kansas
      ------
corporation, and any Subsidiary of the foregoing as to which Sprint Corporation has voting and economic control.

     "Subsidiary" shall mean, as applied to any Person, any corporation of which
      ----------
more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

     "Subsidiary Guaranty" shall mean that certain Master Subsidiary Guaranty
      -------------------
dated as of May 22, 1995 in favor of the Administrative Agent for the benefit of the Banks, given by the Restricted Subsidiaries.

     "Subsidiary Pledge Agreement" shall mean each Subsidiary Pledge Agreement
      ---------------------------
between any Restricted Subsidiary having one (1) or more of its own Subsidiaries, on the one hand, and the Administrative Agent, on the other hand, each substantially in the form of Exhibit F attached hereto.
                                  ---------

     "TCGI" shall mean Teleport Communications Group Inc., a Delaware
      ----
corporation.

     "TCI" shall mean Tele-Communications, Inc., a Delaware corporation.
      ---

     "Total Cash Interest Expense" shall mean, as of any calculation date, for
      ---------------------------
the twelve (12) calendar months immediately preceding the calculation date, without duplication, (a) the sum of (i) all interest paid with respect to the Loans after giving effect to any Interest Hedge Agreements; (ii) the interest portion of payments with respect to Capitalized Lease Obligations and Indebtedness for Money Borrowed of the Borrower and the Restricted Subsidiaries; and (iii) the net expense incurred (A) by the Borrower with respect to Interest Hedge Agreements in respect of the Loans and (B) by any Restricted Subsidiary with respect to Interest Hedge Agreements, minus (b) the amount of cash interest received by the
                           -----
Borrower and the Restricted Subsidiaries in respect of Indebtedness for Money Borrowed owed to such Persons by Affiliates of such Persons in an amount not to exceed twenty-five percent (25%) of clause (a) of this definition.

     "Total Debt" shall mean, as of any date, the sum (without duplication) of
      ----------
(a) the outstanding principal amount of the Loans, (b) the aggregate Capitalized Lease Obligations and Indebtedness for Money Borrowed for the Borrower and all Restricted Subsidiaries (other than Indebtedness permitted under Section 7.1(e) hereof), and (c) the aggregate Guarantees for the Borrower and all Restricted Subsidiaries.

     "Trademarks" shall mean all registered trademarks and pending applications
      ----------
for trademarks of the Restricted Subsidiaries which are more fully described on

Schedule 2 hereto.
----------

     "Unrestricted Subsidiaries" shall mean all Subsidiaries of TCGI other than
      -------------------------
the Borrower and the Restricted Subsidiaries.

     "Upstream Dividends" shall have the meaning set forth in Section 7.14
      ------------------
hereof.

     Section 1.2    Interpretation.  Each definition of an agreement in this
                    --------------
Article 1 shall, unless otherwise specified, include such agreement as modified, amended, restated or supplemented from time to time in accordance herewith, and except where the context otherwise requires, the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to this Agreement or any other Loan Document includes that party and its successors and assigns. All capitalized terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     Section 1.3    Cross References.  Unless otherwise specified, references in
                    ----------------
this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause in such Article, Section or definition.

                                   ARTICLE 2

                                     Loans
                                     -----

          Section 2.1  The Loans.  The Banks agree, severally, in accordance
                       ---------
with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrower, prior to the Maturity Date, an amount not at any one time outstanding to exceed, in the aggregate, the Commitment. Subject to the terms and conditions hereof, Advances under the Commitment may be repaid and reborrowed from time to time on a revolving basis.

          Section 2.2  Manner of Borrowing and Disbursement.
                       ------------------------------------

          (a) Choice of Interest Rate, Etc.  Any Advance shall, at the option of
              ----------------------------
the Borrower, be made as a Base Rate Advance or a LIBOR Advance; provided,
                                                                 --------
however, that at such time as there shall have occurred and be continuing a
-------
Default hereunder, the Borrower shall not have the right to receive a LIBOR Advance, convert an Advance to a LIBOR Advance or continue an existing LIBOR Advance at the end of its Interest Period. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

          (b)  Base Rate Advances.
               ------------------

               (i) Advances.  The Borrower shall give the Administrative Agent
                   --------
     in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior written notice in the form of a Request for Advance, telephonic or telecopied notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any
              --------  -------
     telephonic or telecopied notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

               (ii) Repayments and Conversions.  The Borrower may (A) repay or
                    --------------------------
     prepay a Base Rate Advance at any time upon at least one (1) Business Day's irrevocable prior written notice, or (B) upon at least three (3) Business Days' irrevocable prior written notice, convert all or a portion of the principal thereof as one or more LIBOR Advances. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid or, as applicable, converted.

          (c)  LIBOR Advances.
               --------------

               (i) Advances.  The Borrower shall give the Administrative Agent
                   --------
     in the case of LIBOR Advances at least three (3) Business Days' irrevocable written notice in the form of a Request for Advance, or notice by telephone or telecopy followed immediately by a Request for Advance; provided,
                                                                --------
     however, that the failure of the Borrower to confirm any notice by
     -------
     telephone or telecopy with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. The Administrative Agent, whose determination shall be conclusive absent manifest error, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall promptly notify the Administrative Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a LIBOR Basis and Interest Period for such Advance. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

               (ii) Repayments and Conversions.  At least three (3) Business
                    --------------------------
     Days prior to each Payment Date for a LIBOR Advance, subject to Sections 2.2(a) and 2.3(f) hereof, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of any LIBOR Advance outstanding on the Payment Date (a) is to be continued in whole or in part as a LIBOR Advance, or (b) is to be converted in whole or in part as one or more Base Rate Advances, or (c) subject to Section 2.7 hereof, is to be repaid and not continued or converted. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so continued or converted or repaid. If the Borrower fails to give any such notice, such LIBOR Advance will be converted to a Base Rate Advance.

          (d) Notification of Banks.  Upon receipt of a Request for Advance, or
              ---------------------
a notice from the Borrower with respect to any outstanding LIBOR Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly but no later than the close of business on the day of the Administrative Agent's receipt of such notice notify each Bank (or, in the case of an Incremental Facility Advance, each Bank having an Incremental Facility Commitment) by telephone or telecopy of the contents thereof and the amount of such Bank's portion of the Advance. Each Bank (or, in the case of an Incremental Facility Advance, each Bank having an Incremental Facility Commitment) shall, not later than 12:00 noon (New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

          (e) Disbursement.
              ------------

               (i) Prior to 2:00 p.m. (New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Banks by (a) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (b) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

               (ii) Unless the Administrative Agent shall have received notice from a Bank prior to 12:00 noon (New York time) on the date of any Advance that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Advance, the Administrative Agent may assume that such Bank has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Bank does not make such ratable portion available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

               (iii) If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's portion of the applicable Advance for purposes of this Agreement. If such Bank does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate. The failure of any Bank to fund its portion of any Advance shall not relieve any other Bank of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank.

               (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Section 3.2 hereof, a Bank for any reason fails or refuses to fund its portion of an Advance and such failure shall continue for a period in excess of thirty
     (30) days, then, until such time as such Bank has funded its portion of such Advance (which late funding shall not absolve such Bank from any liability it may have to the Borrower), or all other Banks have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of an amount equal to the principal and interest due in respect of such Advance, such non-funding Bank shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Bank's portion of the Loans shall not be counted as outstanding for purposes of determining "Majority Banks" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Banks in respect of its portion of the Loans.

     Section 2.3       Interest.
                       --------

          (a) On Base Rate Advances.  Interest on each Base Rate Advance shall
              ---------------------
be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

          (b) On LIBOR Advances.  Interest on each LIBOR Advance shall be
              -----------------
computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

          (c) Interest if no Notice of Selection of Interest Rate Basis.  If the
              ---------------------------------------------- ----------
Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason (other than the failure of the Administrative Agent to take any action required of it hereunder) a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

          (d) Interest Upon Default.  Immediately upon the occurrence of an
              ---------------------
Event of Default described in Section 8.1(b) hereof, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand by the Majority Banks and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Majority Banks to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

          (e) LIBOR Rate Contracts.  At no time may the number of outstanding
              --------------------
LIBOR Advances exceed eight (8).

          (f) Applicable Margin.  With respect to any Advance, the Applicable
              -----------------
Margin shall be as set forth in a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent based upon the Leverage Ratio for the most recent fiscal quarter end, effective as of the fifth (5th) Business Day after the financial statements referred to in Section 6.1, or Section 6.2 hereof, as the case may be, are required to be furnished by the Borrower to the Administrative Agent and each Bank for the fiscal quarter most recently ended, expressed as a per annum rate of interest as follows:

     Leverage Ratio       Base Rate Advance     LIBOR Advance
------------------------  Applicable Margin   Applicable Margin
                          ------------------  ------------------
6.50:1 or greater                     0.750%              1.750%
6.00:1 or greater, but                0.500%              1.500%
 less than 6.50:1
5.50:1 or greater, but                0.250%              1.250%
 less than 6.00:1
5.00:1 or greater, but                0.000%              1.000%
 less than 5.50:1
4.50:1 or greater, but                0.000%              0.875%
 less than 5.00:1
Less than 4.50:1                      0.000%              0.750%

The Borrower may, at its option, provide financial statements for any quarter ending December 31 (which financial statements shall be prepared in accordance with the standards governing financial statements required to be delivered pursuant to Section 6.1 hereof) for purposes of determining the Applicable Margin, which financial statements may be used for purposes of this Section in lieu of financial statements required by Section 6.2 hereof. In the event that the Borrower fails to timely provide the financial statements referred to above in accordance with the terms of Section 6.1 or 6.2 hereof, as applicable, and without prejudice to any additional rights under Section 8.2 hereof, any increase in the Applicable Margin due to any increase in the Leverage Ratio as reflected in such financial statements shall be effective retroactively as of the fifth
(5th) Business Day after the date on which such financial statements were due, but any decrease in the Applicable Margin due to any decrease in the Leverage Ratio shall be effective as of the fifth (5th) Business Day after such financial statements are delivered.

          (g)  Interest Calculation.  In calculating interest hereunder,
               --------------------
interest shall be calculated to, but not including, the date of payment.

     Section 2.4       Fees.  In addition, the Borrower agrees to pay the
                       ----
Administrative Agent on behalf of each of the Banks, in accordance with their respective Commitment Ratios, a commitment fee on the aggregate unborrowed balance of the Commitment, for each day from the Agreement Date until the Maturity Date, at a rate of three-eighths of one percent (3/8%) per annum. Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, and shall be fully earned when due, and shall be non-refundable when paid. A final payment of any commitment fee then payable shall also be due and payable on the Maturity Date.

     Section 2.5       Mandatory Commitment Reductions.
                       -------------------------------

          (a) Scheduled Reductions.  Commencing March 31, 2000, and at the end
              --------------------
of each calendar quarter thereafter, the Commitment (based upon the Commitment as of January 1, 2000) shall be automatically and permanently reduced as set forth below (which reductions are in addition to those set forth in Section 2.5(b) and Section 2.6 hereof):

                                                Quarterly Percentage
                                                   of Reduction of
                                                      Commitment
     Dates of Commitment Reduction              as of January 1, 2000
     -----------------------------              ----------------------

March 31, 2000, June 30, 2000,
September 30, 2000 and December 31, 2000                 0.78125%

March 31, 2001, June 30, 2001,
September 30, 2001 and December 31, 2001                 2.18750%

March 31, 2002, June 30, 2002,
September 30, 2002 and December 31, 2002                 3.43750%

March 31, 2003, June 30, 2003,
September 30, 2003 and December 31, 2003                 4.37500%

March 31, 2004, June 30, 2004,
September 30, 2004 and December 31, 2004                 5.62500%

March 31, 2005, June 30, 2005,
September 30, 2005 and December 31, 2005                 6.25000%

March 31, 2006                                           9.37500%

          (b) Reduction From Asset Sales.  Except with respect to Permitted
              --------------------------
Asset Sales, on the Business Day of the receipt by the Borrower or any Restricted Subsidiary of any Net Proceeds with respect to any sale of any equity ownership in or assets of any Restricted Subsidiary, the Commitment shall be automatically and permanently reduced by an amount equal to the Net Proceeds of such sale. Reductions of the Commitment under this Section shall be done pro rata to the Loans under the Commitment and the Loans under the Incremental Facility Commitment and, to the extent applicable, shall be credited against the reductions set forth in Section 2.5(a) hereof in inverse chronological order.

          Section 2.6  Voluntary Commitment Reductions.  The Borrower shall have
                       -------------------------------
the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent to cancel or reduce permanently all or a portion of the Commitment (or the Incremental Facility Commitment), on a pro rata basis among the Banks, provided, however, that any such partial reduction
                            --------  -------
shall be made in an amount not less than $5,000,000 and in integral multiples of not less than $1,000,000. As of the date of cancellation or reduction set forth in such notice, the Commitment (or the Incremental Facility Commitment) shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein. Reductions in the Commitment pursuant to this Section shall be credited against the then remaining reductions set forth in Section 2.5(a) in inverse chronological order.

          Section 2.7  Payments and Repayments.
                       ------------------------

          (a) Repayment Prior to Payment Date.  The principal amount of any Base
              -------------------------------
Rate Advance may be repaid in full or ratably among the Banks in part at any time, without penalty. LIBOR Advances may be prepaid in full, or ratably among the Banks in part prior to the applicable Payment Date, upon two (2) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Banks, on demand by the applicable Bank or the Administrative Agent, for any loss or out-of-pocket expense incurred by any Bank in connection with such prepayment, as set forth in Section 2.10 hereof. Any prepayment hereunder shall be in amounts of not less than $500,000 and in integral multiples of $250,000 or, if less, the remaining outstanding balance of any Base Rate Advance or LIBOR Advance.

          (b) Loans in Excess of Commitment and/or Incremental Facility
              ---------------------------------------------------------
Commitment.  If, at any time, the amount of the Loans then outstanding under the
----------
Commitment shall exceed the Commitment, the Borrower shall, on such date and subject to Sections 2.10 and 2.11 hereof, make a repayment of the principal amount of the Loans in an amount equal to such excess, together with any accrued interest and fees with respect thereto. If, at any time, the amount of the Loans then outstanding under the Incremental Facility Commitment shall exceed the Incremental Facility Commitment, the Borrower shall, on such date and subject to Sections 2.10 and 2.11 hereof, make a repayment of the principal amount of the Loans in an amount equal to such excess, together with any accrued interest and fees with respect thereto.

          (c) Repayment Upon Sales of Assets.  Except with respect to Permitted
              ------------------------------
Asset Sales, the Borrower shall, on the Business Day of the receipt by the Borrower or any Restricted Subsidiary of any Net Proceeds with respect to any sale of any equity ownership in or assets of any Restricted Subsidiary, make a repayment of principal of the Loans then outstanding in an amount equal to the Net Proceeds of such sale (which amount shall be applied pro rata to the Loans under the Commitment and to the Loans under the Incremental Facility Commitment).

          (d) Maturity Date.  In addition to the foregoing, a final payment of
              -------------
all Obligations then outstanding shall be due and payable on the Maturity Date.

          Section 2.8  Notes; Loan Accounts.
                       --------------------

          (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes (and, if applicable, the Incremental Facility Notes). One Note shall be payable to the order of each Bank, in accordance with such Bank's respective Commitment Ratio. The Notes shall be issued by the Borrower to the Banks and shall be duly executed and delivered by one or more Authorized Signatories.

          (b) Each Bank may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Bank which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Bank with respect to the loan account maintained by it shall be prima facie evidence of
                                                      ----- -----
its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Bank to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

          Section 2.9  Manner of Payment.
                       -----------------

          (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Banks or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (New York time) shall be deemed, solely for the purpose of the calculation of interest, received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Bank or Banks hereunder prior to 1:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt by such Bank or Banks on such Business Day. In the case of a payment for the account of a Bank, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Bank. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Banks accordingly. In the event that the Administrative Agent shall fail to make distribution to any Bank as required under this Section 2.9, the Administrative Agent agrees to pay such Bank interest from the date such payment was due until paid at the Federal Funds Rate.

          (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder, under the Notes or under any other Loan Document without set-off or counterclaim or any deduction whatsoever and free and clear of all taxes, levies and withholding other than taxes on the revenues or net income of any Bank and except as provided in Section 2.13. If the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to the Administrative Agent or any Bank hereunder, under any Note or under any other Loan Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(b)), the Administrative Agent or such Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and
(iii) the Borrower shall provide the Administrative Agent or such Bank, as applicable, with evidence satisfactory to the Administrative Agent or such Bank, as applicable, that such deducted amounts have been paid to the relevant taxing authority.

          (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent or any of the Banks with respect to the Obligations, such amounts shall be paid to the Administrative Agent, and the Administrative Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Banks: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Administrative Agent, the Banks, or any of them; (ii) to the payment of interest then due and payable on the Loans (except as provided in Section 2.2(e) hereof); (iii) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Administrative Agent or the Banks, or any of them, hereunder or under the Notes or any other Loan Document; and (iv) to the payment of principal then due and payable on the Loans (and, for purposes of this clause (iv), Obligations under Interest Hedge Agreements, to the extent the Administrative Agent has received notice that such Obligations are then due and payable, shall be paid on a pro rata basis with the Loans).

          (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this

Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

          Section 2.10   Reimbursement.
                         -------------

          (a) Whenever any Bank shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any LIBOR Advance, convert an outstanding Base Rate Advance to a LIBOR Advance or to continue any outstanding LIBOR Advance after having given notice of its intention to borrow, continue or convert in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) prepayment on other than a Payment Date (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to such Bank, upon such Bank's demand, an amount sufficient to compensate such Bank for all such losses and out-of-pocket expenses. Any Bank claiming compensation under this Section 2.10 shall notify the Borrower of any event occurring after the Agreement Date entitling such Bank to such compensation as promptly as practicable, but in any event within forty-five (45) days, after such Bank obtains actual knowledge thereof; provided that if such Bank fails to
                                            --------
give such notice within forty-five (45) days after it obtains actual knowledge of such an event, such Bank shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under this
Section 2.10 for costs incurred from and after the date forty-five (45) days prior to the date that such Bank does give such notice. Such Bank's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

          (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, but without duplication, expenses incurred by any Bank or any participant of such Bank permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, not converted or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations and whether such Bank has a "matched funding" of such Advance.

          Section 2.11  Pro Rata Treatment.
                        ------------------

          (a) Advances.  Each Advance from the Banks hereunder, shall be made
              --------
pro rata on the basis of the respective Commitment Ratios (or, if applicable, the Incremental Facility Commitment Ratios) of the Banks.

          (b) Payments.  Each payment and prepayment of principal of the Loans,
              --------
and, except as provided in Section 2.2(e) and Article 10 hereof, each payment of interest on the Loans, shall be made to the Banks pro rata on the basis of their respective unpaid principal amounts outstanding under the Notes (and, if applicable, the Incremental Facility Notes) immediately prior to such payment or prepayment. If any Bank shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its Commitment Ratio, such Bank shall forthwith purchase from the other Banks such participations in the portion of the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if
                                                    --------  -------
all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

          Section 2.12  Capital Adequacy.  If after the date hereof, the
                        ----------------
adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Bank's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitment to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Bank's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Bank to be material, then, upon demand by such

Bank, the Borrower shall promptly pay to such Bank such additional amounts as shall be sufficient to compensate such Bank for such reduced return, together with interest on such amount from the fifteenth (15th) day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. Any Bank claiming compensation under this Section 2.12 shall notify the Borrower of any event occurring after the date of this Agreement entitling such Bank to such compensation as promptly as practicable, but in any event within forty-five (45) days, after such Bank obtains actual knowledge thereof; provided that if such Bank fails to give such notice within forty-five
         --------
(45) days after it obtains actual knowledge of such an event, such Bank shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under this Section 2.12 for costs incurred from and after the date forty-five (45) days prior to the date that such Bank does give such notice. A certificate of such Bank setting forth the amount to be paid to such Bank by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

          Section 2.13  Bank Tax Forms.  On or prior to the Agreement Date and,
                        --------------
so long as a change in law does not prevent it from doing so, on or prior to the first Business Day of each calendar year thereafter, each Bank which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with a properly executed original of Forms 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes or (ii) that all payments to be made to such Bank hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Bank agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower, unless a change in law prevents it from delivering such form or making such certification.

          Section 2.14  Incremental Facility Advances.
                        -----------------------------

          (a) Subject to the terms and conditions of this Agreement, the Borrower may request on or prior to December 31, 1998, the Incremental Facility Commitment on any Business Day; provided, however, that the Borrower may not
                                --------  -------
request the Incremental Facility Commitment or an Incremental Facility Advance after the occurrence or during the existence of an Event of Default and provided, further, that the Borrower may request only one Incremental Facility
--------  -------
Commitment (although such commitment may be from more than one Bank). The aggregate amount of the Incremental Facility Commitment shall be (i) in a minimum amount of $10,000,000 and (ii) in an integral multiple of $1,000,000. The aggregate amount of the Incremental Facility Commitment and outstanding Incremental Facility Advances shall not exceed $100,000,000. The maturity date for the Incremental Facility Advances shall be no earlier than the Maturity Date. The decision of any Bank to make an Incremental Facility Commitment to the Borrower shall be at such Bank's sole discretion. The Incremental Facility Commitment shall be (x) on a revolving credit basis, (y) have scheduled commitment reductions in the aggregate from the effective date thereof no greater than the scheduled reductions for the Commitment in the aggregate from the Agreement Date and (z) governed by this Agreement on terms and conditions no more restrictive than those set forth for the Commitment and Loans in this Agreement and the other Loan Documents (including, but not limited to, sharing on a pari passu basis the guaranties and Security Interests granted under the
     ---- -----
Loan Documents but excluding the Commitment reductions set forth in Section 2.5(a) hereof).

          (b) Prior to the effectiveness of the Incremental Facility Commitment, the Borrower shall (i) deliver to the Administrative Agent and the Banks a Notice of Incremental Facility Commitment and (ii) provide revised projections to the Documentation Agent, the Administrative Agent and the Banks which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Documentation Agent and shall demonstrate the Borrower's ability to timely repay such Incremental Facility Commitment and any Incremental Facility Advances thereunder and to comply with the covenants contained in Sections 7.8, 7.9 and
7.10 of this Agreement.

          (c) No Incremental Facility Commitment shall by itself result in any reduction of the Commitment or of the Commitment Ratio of the Bank making such Incremental Facility Commitment.

          (d) Incremental Facility Advances (i) shall bear interest at the Base Rate Basis or the LIBOR Basis; (ii) subject to Section 2.14(a) hereof, shall be repaid as agreed to by the Borrower and the Bank making such Incremental Facility Advances;

(iii) shall for all purposes be Loans and Obligations hereunder and under the Loan Documents; (iv) shall be represented by an Incremental Facility Note in substantially the form of Exhibit G attached hereto; and (v) shall rank pari
                          ---------                                     ----
passu with the other Loans for purposes of Sections 2.9(c) and 8.2 hereof.
-----
Incremental Facility Advances may not be made until the Commitment is fully drawn.

          (e) Incremental Facility Advances shall be requested by the Borrower pursuant to a request (which shall be in substantially the form of a Request for Advance) delivered in the same manner as a Request for Advance, but shall be funded pro rata only by those Banks holding the Incremental Facility Commitment.


                                   ARTICLE 3

                              Conditions Precedent
                              --------------------

          Section 3.1  Conditions Precedent to Effectiveness of Agreement.  The
                       --------------------------------------------------
obligation of the Banks to undertake the Commitment and the effectiveness of this Agreement are subject to the prior or contemporaneous fulfillment of each of the following conditions:

             (a) The Administrative Agent shall have received each of the following on behalf of the Banks:

               (i)  duly executed Notes;

               (ii) duly executed Acknowledgement of Guarantors by each Restricted Subsidiary in substantially the form of Exhibit H attached
                                                        ---------
     hereto;

               (iii) copies of insurance binders or certificates covering the assets of the Borrower and its Restricted Subsidiaries, and otherwise meeting the requirements of Section 5.5 hereof;

               (iv) legal opinions of (A) Roland, Fogel, Koblenz & Carr, New York regulatory counsel to the Borrower; (B) Dow, Lohnes & Albertson, special counsel to the Borrower; and (C) John Thomson, Esq., in-house counsel to the Borrower, each as counsel to the Borrower and the Restricted Subsidiaries, addressed to each Bank and the Administrative Agent, and dated as of the Agreement Date substantially in the form of Exhibits I, J
                                                                 ----------  -
     and K attached hereto;
         -

               (v) duly executed Certificate of Financial Condition for the Borrower and the Restricted Subsidiaries on a consolidated and consolidating basis, given by the chief financial officer of the Borrower certifying the absence of a Default or Event of Default;

               (vi) any required consents to the closing of this Agreement or to the execution, delivery and performance of this Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Administrative Agent and the Banks;

               (vii) the loan certificate of the Borrower dated as of the Agreement Date, in substantially the form attached hereto as Exhibit L,
                                                                  ---------
     including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate/Articles of Incorporation and By-laws of the Borrower as in effect on the Agreement Date, (B) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of incorporation of the Borrower and for the States of New York and New Jersey, and (C) a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party;

               (viii) a loan certificate from each of the Restricted Subsidiaries in substantially the form attached hereto as Exhibit M,
                                                               ---------
     including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a copy of the Certificate of Incorporation of each such Subsidiary, certified to be true, complete and correct by the Secretary of State from the jurisdiction of incorporation of such Subsidiary, (B) certificates of good standing for such Subsidiary, issued by the Secretary of State or similar state official for each state in which such Subsidiary is incorporated or qualified to do business, (C) a true, complete and correct copy of the By-Laws of such Subsidiary, as in effect on the Agreement Date, and (D) a true, complete and correct copy of the resolutions of such Subsidiary authorizing it to execute, deliver and perform the Loan Documents to which it is a party;

               (ix) receipt by the Administrative Agent on behalf of each Bank and the Documentation Agent of all fees payable to such Persons on the Agreement Date; and

               (x) all such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

          (b) The Administrative Agent shall have received evidence satisfactory to it that all material Necessary Authorizations, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent shall have received a certificate of an Authorized Signatory so stating.

          (c) The Borrower shall certify to the Administrative Agent and the Banks that each of the representations and warranties in Article 4 hereof are true and correct in all material respects as of the Agreement Date and that no Default or Event of Default then exists or is continuing.

     Section 3.2       Conditions Precedent to Each Advance.  The obligation of
                       ------------------------------------
the Banks to make each Advance after the Agreement Date which, if funded, would increase the principal amount of the Loans outstanding hereunder, is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

          (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Banks in accordance with the terms of such representations and warranties, and no Default or Event of Default shall then exist or be caused thereby;

          (b) The Administrative Agent shall have received a duly executed Request for Advance;

          (c) With respect to any Advance relating to any Acquisition or the formation of any Restricted Subsidiary which is permitted hereunder, the Administrative Agent and the Banks shall have received such documents and instruments relating to such Acquisition or formation of a new Restricted Subsidiary as are described in Section 5.13 hereof or otherwise required herein; and

          (d) No Materially Adverse Effect shall have occurred.


                                   ARTICLE 4

                         Representations and Warranties
                         ------------------------------

     Section 4.1       Representations and Warranties.  The Borrower hereby
                       ------------------------------
agrees, represents and warrants, upon the Agreement Date, and at all times thereafter as required pursuant to the terms hereof, in favor of the Administrative Agent and each Bank that:

          (a) Organization; Ownership; Power; Qualification.  The Borrower is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Except as set forth on Schedule 3, each Restricted
                                                   ----------
Subsidiary is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has the corporate or partnership power, as the case may be, and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and each of the Restricted Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization except where failure to so qualify and be qualified could not reasonably be expected to have a Materially Adverse Effect.

          (b) Authorization; Enforceability.  The Borrower has the corporate
              -----------------------------
power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

          (c) Restricted Subsidiaries:  Authorization; Enforceability.  The
              -------------------------------------------------------
Restricted Subsidiaries and the Borrower's direct and indirect ownership thereof as of the Agreement Date are as set forth on Schedule 4 attached hereto, and to
                                             ----------
the extent such Restricted Subsidiaries are corporations, the Borrower has the unrestricted right to vote the issued and outstanding shares of the Restricted Subsidiaries shown thereon and such shares of such Restricted Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Restricted Subsidiary has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Restricted Subsidiary is party is a legal, valid and binding obligation of such Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Restricted Subsidiary). The Borrower's ownership interest in each of the Restricted Subsidiaries represents a direct or indirect controlling interest of such Restricted Subsidiary for purposes of directing or causing the direction of the management and policies of each Restricted Subsidiary.

          (d) Compliance with Other Loan Documents and Contemplated
              -----------------------------------------------------
Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and the Restricted Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained other than consents and approvals that may be required from the issuers of Licenses in connection with the exercise by the Administrative Agent or the Banks of certain of their remedies under the Loan Documents, (ii) violate any Applicable Law respecting the Borrower or any Restricted Subsidiary, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of the Borrower or of any Restricted Subsidiary, or under any material indenture, agreement, or other instrument, including without limitation the Material Licenses, to which the Borrower or any of the Restricted Subsidiaries is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of the Restricted Subsidiaries, except for Permitted Liens.

          (e) Business.  The Borrower, together with the Restricted
              --------
Subsidiaries, is engaged in providing a variety of telecommunications services, including operating a telecommunications infrastructure for an office park and satellite earth station complex, operating a regional switched telecommunications network, providing public pay telephone service, providing private line services and serving as a competitive access provider and local exchange carrier for local telephone service.

          (f) Licenses, etc.  The Material Licenses have been duly issued and
              --------------
are in full force and effect. The Borrower and the Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and the Restricted Subsidiaries have secured all material Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any Material License nor any material Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation. The Licenses of the Borrower and the Restricted Subsidiaries as of the Agreement Date are set forth on Schedule 1 hereto.
                                                       ----------

          (g) Compliance with Law.  The Borrower and the Restricted Subsidiaries
              -------------------
are in substantial compliance with all material Applicable Law.

          (h) Title to Assets.  The Borrower has good and legal  title to, or a
              ---------------
valid leasehold interest in, all of its assets. Each of the Restricted Subsidiaries has good and legal title to, or a valid leasehold interest in, all of its assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of the Restricted Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of the Restricted Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of the Restricted Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

          (i) Litigation.  There is no action, suit, proceeding or investigation
              ----------
pending against, or, to the knowledge of the Borrower, threatened against the Borrower or any of the Restricted Subsidiaries or any of their respective properties, including without limitation the Material Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including without limitation the FCC), except as set forth on Schedule 5
                                                               ----------
attached hereto, which (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance (subject to applicable deductibles), as to which, in any such case, there is a reasonable possibility of an adverse determination and which, if determined adversely to the Borrower or any of the Restricted Subsidiaries, could reasonably be expected to have a Materially Adverse Effect.

          (j) Taxes.  All federal, state and other tax returns of the Borrower
              -----
and each of the Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of the Restricted Subsidiaries or imposed upon the Borrower or any of the Restricted Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower or any Restricted Subsidiary is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves to the extent required by GAAP have been provided on the books of the Borrower or the Restricted Subsidiary involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each Restricted Subsidiary in respect of taxes are, in the judgment of the Borrower, adequate.

          (k) Financial Statements.  The Borrower has furnished or caused to be
              --------------------
furnished to the Administrative Agent and the Banks the audited financial statements for the Borrower and the Restricted Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1996, all of which have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and the Restricted Subsidiaries on a consolidated and consolidating basis, as the case may be, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments and the absence of footnotes). As of the Agreement Date, neither the Borrower nor any of the Restricted Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, or as incurred in the ordinary course of business since the date of such financial statements, and there are no material unrealized losses of the Borrower or any of the Restricted Subsidiaries and no material anticipated losses of the Borrower or any of the Restricted Subsidiaries other than those which have been previously disclosed in writing to the Administrative Agent and the Banks and identified as such.

          (l) No Material Adverse Change.  There has occurred no event since
              --------------------------
December 31, 1996 which has or which could reasonably be expected to have a Materially Adverse Effect.

          (m) ERISA.  The Borrower and each ERISA Affiliate and each of their
              -----
respective Plans are in material compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code which has not been corrected. The Borrower and each ERISA Affiliate have complied in all material respects with all requirements of COBRA. Neither the Borrower nor any of its Restricted Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its ERISA Affiliates has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide for the payment of all "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination except to the extent that any such failure to maintain sufficient assets would not result in any Materially Adverse Effect. No Reportable Event has occurred and is continuing with respect to any such Plan. Neither the Borrower nor any ERISA Affiliate has engaged in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any such ERISA Affiliate to any material tax or penalty on prohibited transactions imposed by ERISA Section 502 or Code Section 4975. Neither the Borrower nor any ERISA Affiliate has withdrawn from or caused a partial withdrawal to occur with respect to any Plan which is a Multiemployer Plan and neither the Borrower nor any ERISA Affiliate knows, has reason to know or has received notice that any such Plan is in reorganization (as defined in Code Section 418 or Title IV of ERISA) (which reorganization or withdrawal could reasonably be expected to have a Materially Adverse Effect). As of the date hereof, neither the Borrower nor any ERISA Affiliate has any material obligation or material liability to contribute to any Multiemployer Plan. No withdrawal liability to any Multiemployer Plan has been or is expected to be incurred which would result in a Materially Adverse Effect. Neither the Borrower nor any ERISA Affiliate has engaged in any transaction which could subject it to any liability under Section 4096 or Section 4212 of ERISA.

          (n) Compliance with Regulations G, T, U and X.  Neither the Borrower
              -----------------------------------------
nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of its Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 207, 220, 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None
                                                           ------------
of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. The Borrower has not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement or the Notes to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

          (o) Investment Company Act.  Neither the Borrower nor any of its
              ----------------------
Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement and the Loan Documents to which they are respectively party nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

          (p) Governmental Regulation.   Neither the Borrower nor any of the
              -----------------------
Restricted Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document the failure of which to obtain could reasonably be expected to have a Materially Adverse Effect.

          (q) Absence of Default, Etc.  The Borrower and the Restricted
              ------------------------
Subsidiaries are in compliance in all material respects with all of the provisions of their respective partnership agreements, Certificates or Articles of Incorporation and By-Laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes a Default. Neither the Borrower nor any of the Restricted Subsidiaries is a party to or bound by any contract or agreement continuing after the Agreement Date, or bound by any Applicable Law, that could reasonably be expected to have a Materially Adverse Effect or result in the loss of any Material License.

          (r) Accuracy and Completeness of Information.  All information,
              ----------------------------------------
reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Banks were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Banks true and accurate knowledge of the subject matter as of such date.

          (s) Agreements with Affiliates.  Except for agreements or arrangements
              --------------------------
with Affiliates wherein the Borrower or one or more of the Restricted Subsidiaries provides goods or services to or receives goods or services from such Affiliates for fair consideration or which are set forth on Schedule 6
                                                                 ----------
attached hereto, neither the Borrower nor any of the Restricted Subsidiaries has
(i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate.

          (t) Payment of Wages.  The Borrower and each of the Restricted
              ----------------
Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Borrower and each of the Restricted Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

          (u) Priority.  The Security Interest is a valid and to the extent
              --------
required by Applicable Law, upon the filing of appropriate financing statements, perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Banks, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens.

          (v) Solvency.  As of the Agreement Date, after giving effect to the
              --------
transactions contemplated by the Loan Documents (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

          (w) Patents, Trademarks, etc.  The Borrower and each of the Restricted
              -------------------------
Subsidiaries owns, possesses or has the right to use all material licenses and rights to all material patents, Trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, Trademark, trade name, service mark, license or copyright of any other Person, and in each case, with respect to patents, Trademarks, trademark rights, trade names, trade name and copyrights and licenses with respect thereto owned by Borrower or the Restricted Subsidiaries, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option except for Permitted Liens. All such licenses and rights with respect to patents, Trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, the Borrower and the Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. No such material patent, Trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation.

     Section 4.2       Survival of Representations and Warranties, etc.  All
                       ------------------------------------------- ---
representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and on the date of each Advance except to the extent previously modified or waived in accordance with the terms hereof and to the extent relating specifically to the Agreement Date or some other date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Banks and the Administrative Agent, any investigation or inquiry by any Bank or the Administrative Agent or the making of any Advance under this Agreement.


                                   ARTICLE 5

                               General Covenants
                               -----------------

     So long as any of the Obligations is outstanding and unpaid or the Banks have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Banks, or such greater number of Banks as may be expressly provided herein, shall otherwise consent in writing:

     Section 5.1       Preservation of Existence and Similar Matters.  The
                       ---------------------------------------------
Borrower will, and will cause each of the Restricted Subsidiaries to:

               (i) except as permitted in Section 7.4 hereof, preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, the Material Licenses and all other material Necessary Authorizations; and

               (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to so qualify and be authorized could not reasonably be expected to have a Materially Adverse Effect.

     Section 5.2       Business; Compliance with Applicable Law.  The Borrower
                       ----------------------------------------
will, and will cause each of the Restricted Subsidiaries to, (a) engage in the business described in Section 4.1(e) hereof and related businesses and no unrelated activities, and (b) comply in all material respects with the requirements of all Applicable Law.

     Section 5.3       Maintenance of Properties.  The Borrower will, and will
                       -------------------------
cause each of the Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4       Accounting Methods and Financial Records.  The Borrower
                       ----------------------------------------
will, and will cause each of its Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31.

     Section 5.5       Insurance.
                       ---------

          (a) The Borrower will, and will cause each of the Restricted Subsidiaries to:

               (i) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of the Restricted Subsidiaries as is prudent for similarly situated companies engaged in the telecommunications industry; and

               (ii) Keep their respective assets insured against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards by extended coverage, in amounts which are prudent for the telecommunications industry; all premiums thereon to be paid by or on behalf of the Borrower and its Restricted Subsidiaries.

          (b) In the event that the Borrower or any of the Restricted Subsidiaries receives the proceeds in respect of any of the assets of any of the Restricted Subsidiaries of any insurance maintained pursuant to Section 5.5(a)(ii) hereof in excess of $5,000,000 in any calendar year, which proceeds are not committed to be used within twelve (12) calendar months from receipt thereof by the Borrower or the Restricted Subsidiaries, as the case may be, to obtain replacement assets, the Borrower shall make a principal payment of the Loans in an amount equal to the amount of such proceeds. Any payment hereunder shall be deemed to be Net Proceeds and applied in accordance with, and subject to, Section 2.7(c) hereof, and shall permanently reduce the Commitment in accordance with Section 2.5(b) hereof.

     Section 5.6       Payment of Taxes and Claims.  The Borrower will, and will
                       ---------------------------
cause each of the Restricted Subsidiaries to, pay and discharge all material taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves to the extent required by GAAP shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of the Restricted Subsidiaries to, timely file all information returns required by federal, state or local tax authorities. The Borrower will at all times during the term of this Agreement remain part of the affiliated group filing a consolidated return of which TCGI is a member for federal income tax paying purposes.


     Section 5.7       Compliance with ERISA.
                       ---------------------

          (a) The Borrower shall, and shall cause the Restricted Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of
Section 412(a) of the Code, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not reasonably be expected to have a Materially Adverse Effect.

          (b) The Borrower shall, and shall cause the Restricted Subsidiaries to, comply in all respects with the requirements of COBRA with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not reasonably be expected to have a Materially Adverse Effect.

          (c) The Borrower shall furnish to the Administrative Agent (i) within thirty (30) days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates that any Reportable Event with respect to which the reporting requirement under ERISA Section 4043 has not been waived or which could result in a Materially Adverse Effect has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any material notice the Borrower or any of its ERISA Affiliates receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates, including only the Restricted Subsidiaries, and (iv) promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

          (d) The Borrower will promptly notify the Administrative Agent of any material excise taxes which have been assessed or which the Borrower or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates.

          (e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrower will notify the Administrative Agent of any lien arising under Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates.

          (f) The Borrower will notify the Administrative Agent within thirty
(30) days after Borrower or any ERISA Affiliate has any material present or future obligation to make or to contribute to a Multiemployer Plan, and such notification will include the projected contributions for the next twelve (12) months. The Borrower will notify the Administrative Agent within thirty (30) days after the Borrower or any ERISA Affiliate knows that any Multiemployer Plan under which the Borrower or any such ERISA Affiliate is an employer, is in reorganization, as defined in Code Section 418 or Title IV of ERISA, or is insolvent. The Borrower will promptly notify the Administrative Agent of any withdrawal liability imposed upon the Borrower or any ERISA Affiliate under ERISA Section 420(1)(a) with respect to any Plan.

          (g) The Borrower will not, and will not permit any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could reasonably be expected to have a Materially Adverse Effect:

               (i) engage in any transaction in connection with which the Borrower or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

               (ii) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Borrower or any ERISA Affiliate to the PBGC;

               (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

               (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with
     Section 412 of the Code.

     Section 5.8       Visits and Inspections.  The Borrower will, and will
                       ----------------------
cause each of the Restricted Subsidiaries to, permit representatives of the Administrative Agent and after the occurrence of a Default, any of the Banks, upon reasonable notice, to (i) visit and inspect the properties of the Borrower or any of the Restricted Subsidiaries during business hours, (ii) inspect and make extracts from and copies of their respective books and records, and (iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each of the Restricted Subsidiaries will also permit representatives of the Administrative Agent to discuss with their respective accountants the Borrower's and the Restricted Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

     Section 5.9       Payment of Indebtedness; Loans.  Subject to any
                       ------------------------------
provisions herein or in any other Loan Document, the Borrower will, and will cause each of the Restricted Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due or to the extent of trade payables of such Persons otherwise in accordance with ordinary business practices customary for similarly situated companies in the telecommunications industry, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

     Section 5.10       Use of Proceeds.  The Borrower may only use the
                        ---------------
aggregate proceeds of all Advances directly or indirectly: (a) to fund Capital Expenditures; (b) for working capital needs and for general corporate purposes, including, without limitation, advances and loans to Affiliates; (c) for distributions through TCGI to make interest payments on public Indebtedness For Money Borrowed of TCGI and (d) for Acquisitions and investments permitted hereunder. No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

     Section 5.11       Real Estate.  Subject to Section 7.12 hereof, the
                        -----------
Borrower will, and will cause the Restricted Subsidiaries to, grant a mortgage to the Administrative Agent securing the Obligations or such amount thereof as is equal to the fair market value of such real estate, in form and substance reasonably satisfactory to the Administrative Agent, covering (a) any parcel of real estate owned by the Borrower or any Restricted Subsidiary not subject to a Permitted Lien described in clause (i) of the definition thereof having a fair market value, exclusive of equipment acquired by the Borrower or any of the Restricted Subsidiaries after the Agreement Date, the value of which exceeds $5,000,000 individually, and (b) all parcels of real estate owned by the Borrower and the Restricted Subsidiaries not subject to a Permitted Lien described in clause (i) of the definition thereof at such time as the aggregate fair market value of all such real estate equals or exceeds $10,000,000. The Borrower will, and will cause the Restricted Subsidiaries to, deliver to the Administrative Agent all documentation, including opinions of counsel and policies of title insurance, which in the reasonable opinion of the Administrative Agent are appropriate with each such grant, including any phase I environmental audit reasonably requested by the Majority Banks.

     Section 5.12       Indemnity.  The Borrower agrees to indemnify and hold
                        ---------
harmless each Bank and the Administrative Agent, and each of their respective affiliates, employees, representatives, shareholders, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all
                                   ----------
claims, liabilities, losses, damages, actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Subsidiary or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder; or (b) otherwise arising out of (i) the Commitment or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of the Restricted Subsidiaries, (ii) allegations of any participation by the Banks or the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries for any reason, (iii) any claims against the Banks or the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower or any Subsidiary, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitment or otherwise under this Agreement or any other Loan Document; or (c) in connection with taxes (not including federal or state income taxes or other taxes based solely upon the revenues of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrower under this Section 5.12 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document.

     Section 5.13       Covenants Regarding Formation of Restricted Subsidiaries
                        --------------------------------------------------------
and Acquisitions; Partnership, Restricted
-----------------------------------------

Subsidiaries.  At the time of (i) any Acquisition by a Restricted Subsidiary,
------------
(ii) any Acquisition of a Person which becomes a Restricted Subsidiary, or (iii) the formation of any new Restricted Subsidiary which is permitted under this Agreement, the Borrower will, and will cause the Restricted Subsidiaries, as appropriate, to (a) provide to the Administrative Agent an executed Subsidiary Guaranty for such new Restricted Subsidiary (subject to receipt of any Necessary Authorizations), in substantially the form of Exhibit N attached hereto, which
                                              ---------
shall constitute both a Security Document and a Loan Document for purposes of this Agreement, as well as a loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit M attached hereto, together
                                         ---------
with appropriate attachments; (b) pledge to the Administrative Agent all of the stock or partnership interests (or other instruments or securities evidencing ownership) of such Restricted Subsidiary which is acquired or formed, beneficially owned by the Borrower or any of the Restricted Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of an extant Borrower Pledge Agreement, an extant Subsidiary Pledge Agreement, or a new Borrower Pledge Agreement or Subsidiary Pledge Agreement in substantially the forms of Exhibits
                                                                       --------
O and F, respectively, attached hereto, or an Assignment of Rights by Partner in
-     -
substantially the form attached hereto as Exhibit A, and execute and deliver to
                                          ---------
the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; (c) upon reasonable request by the Administrative Agent, provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect such Acquisition or formation (to the extent the value of such Acquisition or formation equals or exceeds $5,000,000), certified by the Chief Financial Officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, (d) obtain all material Necessary Authorizations for the execution and delivery of the foregoing documents, and (e) all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Administrative Agent which in its reasonable opinion is appropriate with respect to such Acquisition or the formation of such Restricted Subsidiary. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a "Loan Document" for purposes of this Agreement.

     Section 5.14       Payment of Wages.  The Borrower shall and shall cause
                        ----------------
each of the Restricted Subsidiaries to at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

     Section 5.15       Further Assurances.  The Borrower will promptly cure, or
                        ------------------
cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of any of the Loan Documents (including this Agreement), resulting from any acts or failure to act by the Borrower or any of the Restricted Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Banks, or cause to be executed and delivered to the Administrative Agent and the Banks, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.


                                   ARTICLE 6

                             Information Covenants
                             ---------------------

     So long as any of the Obligations is outstanding and unpaid or the Banks have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Bank and the Administrative Agent, at their respective offices:

     Section 6.1       Quarterly Financial Statements and Information.  Within
                       ----------------------------------------------
forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrower, the balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower and of the Restricted Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such period, which shall set forth in comparative form such figures as at the end of and for such period and appropriate prior period and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower and the Restricted Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments and the absence of footnotes.

     Section 6.2       Annual Financial Statements and Information.  Within
                       -------------------------------------------
ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited statements of operations for such fiscal year and for the previous fiscal year, the related audited statements of cash flows and stockholders' equity for such fiscal year and for the previous fiscal year, all in reasonable detail, and in each case prepared in accordance with GAAP throughout the periods involved and shall be certified by independent certified public accountants of recognized national standing which certification shall (i) be accompanied by the opinion of such accountants without reservation or exception as to the scope of their audit, (ii) state that the examination by such accountants in connection with the financial statements has been made in accordance with generally accepted auditing standards, (iii) include the opinion of such accountants that such financial statements have been prepared in accordance with GAAP, except as otherwise specified in such opinion, (iv) include an expression of their opinion as to whether the computations by the Borrower in connection with the certificate delivered pursuant to Section 6.3 hereof show compliance with Sections 7.8, 7.9 and 7.10 hereof; and (v) stating that, in making the examination necessary for their audit of the financial statements of the Borrower for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of this Agreement, or that there shall have occurred any condition or event which would constitute a Default or, if so, specifying all such instances of non-compliance and of each condition or event that would constitute a Default and the nature and status thereof.

     Section 6.3       Performance Certificates.  At the time the financial
                       ------------------------
statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit P:
                                                          ---------

          (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish
(i) any adjustment to the Applicable Margins, as provided for in Section 2.3(f), and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.8, 7.9 and 7.10 hereof; and

          (b) stating that the signer has reviewed the terms of this Agreement and that in the course of the performance of his or her duties, he or she would normally have knowledge of any condition or event which would constitute a Default and certifying that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default.

     Section 6.4       Copies of Other Reports.
                       -----------------------

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower or any Restricted Subsidiary.

          (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any Material License.

          (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of the Restricted Subsidiaries, as the Administrative Agent may reasonably request.

          (d) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, and upon reasonable request by the Administrative Agent, copies of any new or replacement insurance policies obtained during such year.

          (e) Any annual budget for the Borrower and the Restricted Subsidiaries, ordinary forecasts of the income statement, the balance sheet and a cash flow statement for such year, as may be approved by the Borrower's Board of Directors.

          (f) Promptly after the sending thereof, copies of all statements, reports and other information which the Borrower or any of the Restricted Subsidiaries sends to security holders of the Borrower generally or files with the Securities and Exchange Commission or any national securities exchange.

     Section 6.5       Notice of Litigation and Other Matters.  Notice
                       --------------------------------------
specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Borrower:

               (i) the commencement of all actions, proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, the Borrower or any Restricted Subsidiary, or any of their respective properties, assets or businesses or any License which could reasonably be expected to have a Materially Adverse Effect;

               (ii) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or any Restricted Subsidiary other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect;

               (iii) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Restricted Subsidiary under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Restricted Subsidiary is party or by which any of their respective properties may be bound, and (B) which could reasonably be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

               (iv) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan; and

               (v) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) of this Agreement.

                                   ARTICLE 7

                               Negative Covenants
                               ------------------

     So long as any of the Obligations is outstanding and unpaid or the Banks have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks, or such greater number of Banks as may be expressly provided herein, shall otherwise give their prior consent in writing:

     Section 7.1       Indebtedness for Money Borrowed of the Borrower and its
                       -------------------------------------------------------
Subsidiaries.  The Borrower shall not, and shall not permit any of its
------------
Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness for Money Borrowed except:

          (a)  the Obligations;

          (b) operating accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business and taxes, assessments, governmental charges or similar claims;

          (c) Indebtedness secured by Permitted Liens;

          (d) Obligations under Interest Hedge Agreements in respect of the Loans;

          (e) unsecured Indebtedness of the Borrower owed to TCGI which is subordinated to the Obligations pursuant to the Subordination Agreement dated as of June 7, 1996, among the Borrower, TCGI and the Administrative Agent.

          (f) Indebtedness for Money Borrowed which does not exceed $10,000,000 in the aggregate at any one time outstanding; provided such Indebtedness for Money Borrowed is (1) purchase money Indebtedness that is incurred or assumed to finance part or all of (but not more than) the purchase price of a tangible asset in which neither the Borrower nor such Restricted Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease, (2) Capitalized Lease Obligations, or (3) reimbursement obligations with respect to letters of credit;

          (g) Guaranties by the Borrower or any Restricted Subsidiary of Indebtedness of any other Restricted Subsidiary and letters of credit and performance bonds, real estate leases or trade credit for which any Restricted Subsidiary is the obligor which do not exceed $20,000,000 in the aggregate at any time outstanding; and

          (h) loans from the Borrower to its Affiliates so long as such loans are subject to the Assignment of Intercompany Indebtedness.

     Section 7.2       Limitation on Liens.  The Borrower (to the extent any of
                       -------------------
the following assets or properties are used in the business or operations of the Restricted Subsidiaries) shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets (including, without limitation, transmitting or receiving equipment of any type, fiber or any other type of interconnection media, telephone switches of any type, Licenses, or any contract (whether in the name of the Borrower or otherwise) pursuant to which the Restricted Subsidiary provides local competitive access service or any other type of telecommunications service), used in the business or operations of the Restricted Subsidiaries whether now owned or hereafter acquired, except for Permitted Liens, and shall not, after the Agreement Date, undertake, covenant or agree with any other Person that it will not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist any first priority lien by the Administrative Agent (for the benefit of the Banks) on any of such assets (other than in connection with service arrangements entered into with customers of the Borrower and the Restricted Subsidiaries in the ordinary course of business).

     Section 7.3       Amendment and Waiver.  The Borrower shall not, and shall
                       --------------------
not permit any of the Restricted Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of its articles or certificate of incorporation or partnership agreement, as appropriate, except as may be required in connection with the acquisition by Sprint of an ownership interest in TCGI.

     Section 7.4       Liquidation, Merger, or Disposition of Assets.
                       ---------------------------------------------

          (a) Disposition of Assets.  The Borrower shall not, and shall not
              ---------------------
permit any of the Restricted Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any assets (other than assets disposed of or leased in the ordinary course of business) without the prior written consent of the Majority Banks; provided, however, that the prior written consent of the
                --------  -------
Majority Banks shall not be required for Permitted Asset Sales.

          (b) Liquidation or Merger.  The Borrower shall not, and shall not
              ---------------------
permit any of the Restricted Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more Restricted Subsidiaries, provided the Borrower is the surviving corporation, or
                         --------
(ii) a merger between or among two or more Restricted Subsidiaries, or (iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, its Subsidiary is the surviving corporation.

     Section 7.5       Limitation on Guaranties.  The Borrower shall not, and
                       ------------------------
shall not permit any of the Restricted Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (b) obligations under agreements of the Borrower or any of its Subsidiaries entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of its Subsidiaries or other Affiliates, (c) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1(g) hereof, or (d) as may be contained in any Loan Document including, without limitation, the Subsidiary Guaranty.

     Section 7.6       Investments and Acquisitions.  The Borrower shall not,
                       ----------------------------
and shall not permit any of the Restricted Subsidiaries to, directly or indirectly make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person or other assets or property (other than assets or property (i) acquired in the ordinary course of business, (ii) received in connection with a capital contribution from a stockholder or partner or (iii) received in connection with a Permitted Asset Sale), or make any Acquisition, except that so long as no Default then exists or would be caused thereby:

          (a) The Borrower and the Restricted Subsidiaries may, directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper issued by corporations, each of which shall have a combined net worth of at least $100 million and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Corporation, and (iii) purchase repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the

Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100 million and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Corporation;

          (b) Subject to compliance with Section 5.13 hereof (to the extent applicable), the Borrower or any of its Restricted Subsidiaries may make Acquisitions;

          (c) The Borrower and the Restricted Subsidiaries may make loans and advances to their employees in the ordinary course of business in an amount not to exceed $1,000,000 for all such loans; and

          (d) The Borrower and the Restricted Subsidiaries may make capital contributions, loans or advances to Unrestricted Subsidiaries and other Affiliates, so long as (i) all such loans or advances are subject to the Assignment of Intercompany Indebtedness and (ii) all equity interests representing such capital contributions to Restricted Subsidiaries are pledged to the Administrative Agent as collateral for the Obligations.

     Section 7.7       Restricted Payments and Purchases.  The Borrower shall
                       ---------------------------------
not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that so long as no Default hereunder then exists or would be caused thereby:

               (a) so long as a Restricted Subsidiary is not obligated on any Indebtedness to the Borrower or a Subsidiary of the Borrower, such Subsidiary may make distributions to (i) any partner or shareholder of such Subsidiary holding a minority position with respect to such Subsidiary, so long as such Subsidiary makes a contemporaneous pro rata distribution to the Borrower or any of the Restricted Subsidiaries or (ii) the Borrower or any of the Restricted Subsidiaries; and

               (b) after June 30, 1999, so long as the Leverage Ratio is less than 5.00 to 1.00 for two (2) consecutive quarters, the Borrower may make Restricted Payments and Restricted Purchases; provided that the
                                                             --------
          Borrower provides to the Administrative Agent and the Banks a certificate signed by an Authorized Signatory of the Borrower demonstrating compliance with Sections 7.8, 7.9 and 7.10 hereof both before and after giving effect to such payment and stating that there does not exist a Default or Event of Default hereunder; and provided,
                                                                      --------
          further, that such Restricted Payments and Restricted Purchases are
          -------
          not made with any portion of the Net

          Proceeds of any asset sale by the Borrower or any Restricted Subsidiary required to repay the Loans pursuant to Section 2.7 hereof.

     Section 7.8       Fixed Charge Coverage Ratio.  The Borrower shall not at
                       ---------------------------
any time after December 31, 1999 permit the Fixed Charge Coverage Ratio to be less than 1.00:1.00.

     Section 7.9       Leverage Ratio.  (a) As of the end of any calendar
                       --------------
quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit its Leverage Ratio to exceed the ratios set forth below during the periods indicated:


Period                          Ratio
------------------------------  ------


     Agreement Date through
     December 31, 1998          7.00:1

     January 1, 1999 through
       December 31, 1999        6.00:1

     January 1, 2000 through
       June 30, 2000            5.50:1

     July 1, 2000 through
       December 31, 2000        5.00:1

     January 1, 2001 through
       June 30, 2001            4.50:1

     July 1, 2001 through
       December 31, 2001        4.00:1

     January 1, 2002 and
       thereafter               3.00:1


     Section 7.10       Annualized Operating Cash Flow to Total Cash Interest
                        -----------------------------------------------------
Expense.  (a)  As of the end of any calendar quarter, and (b) at the time of any
-------
Advance hereunder (after giving effect to such Advance), the Borrower shall not permit the ratio of Annualized Operating Cash Flow to its Total Cash Interest Expense to be less than the ratios set forth below during the periods indicated:

          Period                    Ratio
          ------                    -----

     Agreement Date through
       December 31, 1998            1.35:1

     January 1, 1999 and
       thereafter                   2.00:1

     Section 7.11       Affiliate Transactions.  Except as specifically provided
                        ----------------------
herein (including, without limitation, Sections 7.4, 7.6 and 7.7 hereof) and as may be described on Schedule 6 attached hereto, the Borrower shall not, and
                    ----------
shall not permit any of the Restricted Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

     Section 7.12       Real Estate.  Subject to Section 5.11 hereof, the
                        -----------
Borrower and the Restricted Subsidiaries may purchase real estate solely for use in the business of the Borrower and the Restricted Subsidiaries.

     Section 7.13       ERISA Liabilities.  The Borrower shall not, and shall
                        -----------------
cause each of its ERISA Affiliates not to, permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans to the extent that any such failure to maintain sufficient assets could reasonably be expected to result in a Materially Adverse Effect.

     Section 7.14       Limitation on Upstream Dividends by Restricted
                        ----------------------------------------------
Subsidiaries.  The Borrower shall not permit any Restricted Subsidiary to enter
------------
into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Restricted Subsidiary is or would be prohibited from declaring or paying any cash dividends or distributions on any class of its stock or any partnership interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such stock or any such partnership interests (herein referred to as "Upstream Dividends") or (b) the declaration or payment of
                ------------------
Upstream Dividends by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted.

                                   ARTICLE 8

                                    Default
                                    -------

     Section 8.1    Events of Default.  Each of the following shall constitute
                    -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

          (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove to have been incorrect or misleading in any material respect as of the time it was made or deemed to be made pursuant to
Section 4.2 hereof;

          (b) The Borrower shall default in the payment of: (i) any interest under any of the Notes or Incremental Facility Notes or fees or other amounts payable to the Banks and the Administrative Agent under any of the Loan Documents, or any of them, when due and such Default shall not be cured by payment in full within five (5) Business Days from the due date; or (ii) any principal under any of the Notes or Incremental Facility Notes when due;

          (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in: (i) Sections 6.1 or 6.2 hereof and such default shall not be cured within ten (10) Business Days from the occurrence of such default; or (ii) Sections 5.2(a), 5.10, 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8,
7.9, 7.10, 7.11 or 7.13 hereof;

          (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the occurrence of such default;

          (e) There shall occur any default in the performance or observance of any agreement or covenant or breach in any material respect of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement) by the Borrower, any of its Restricted Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such default;

          (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of the Restricted Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of the Restricted Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower, or any of the Restricted Subsidiaries; or an involuntary petition shall be filed against the Borrower or any of the Restricted Subsidiaries, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

          (g) The Borrower or any of the Restricted Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any of the Restricted Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of the Restricted Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of the Restricted Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of the Restricted Subsidiaries shall have concealed, removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of the Restricted Subsidiaries shall take any action in furtherance of any such action;

          (h) A judgment not covered by insurance (subject to applicable deductibles) shall be entered by any court against the Borrower or any of the Restricted Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $5,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of the Restricted Subsidiaries which, together with all other such property of the Borrower or any of the Restricted Subsidiaries subject to other such process, exceeds in value $5,000,000 in the aggregate, if, in any such case, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond;

          (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate has any liabilities, or any trust created thereunder to the extent that such accumulated funding deficiency would have a Materially Adverse Effect; or, with respect to any Plan (other than a Multiemployer Plan), a trustee shall be appointed by a United States District Court to administer any such Plan; PBGC shall institute proceedings to terminate any such Plan, or the Borrower or any ERISA Affiliate shall incur any liability to the PBGC in connection with any such Plan; or, with respect to any Plan that is a Multiemployer Plan, a trustee shall be appointed by a United States District Court to administer any such Multiemployer Plan to the extent that such appointment could reasonably be expected to have a Materially Adverse Effect; PBGC shall institute proceedings to terminate any such Multiemployer Plan to the extent that the institution of such proceedings could reasonably be expected to have a Materially Adverse Effect; or the Borrower or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan which liability could reasonably be expected to have a Materially Adverse Effect; or the Borrower or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to any material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code;

          (j) There shall occur (i) any acceleration of the maturity of any Indebtedness for Money Borrowed of the Borrower or any of the Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000; (ii) any event which would permit (A) such acceleration or (B) the holder of such Indebtedness for Money Borrowed to require the purchase or redemption of such Indebtedness for Money Borrowed and which event has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Interest Hedge Agreements which would permit the obligation of the Borrower or any of the Restricted Subsidiaries to make payments to the counterparties thereunder in an amount exceeding $5,000,000 in aggregate to be then due and payable;

          (k) The FCC shall deliver to the Borrower or any of its Restricted Subsidiaries an order to show cause why an order of revocation should not be issued based upon any alleged attribution of alien ownership (within the meaning of 47 U.S.C. (S) 310(b) and any interpretation of the FCC thereunder) to the Borrower or any of its Restricted Subsidiaries and (i) such order shall not have been rescinded within thirty (30) days after such delivery or (ii) in the reasonable judgment of the Majority Banks, proceedings by or before the FCC related to such order are reasonably likely to result in one or more orders of revocation and would constitute an Event of Default under
Section 8.1(m) hereof;

          (l) Any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of its Subsidiaries or by any governmental authority having jurisdiction over the Borrower or any of its Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of the Restricted Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

          (m) One or more Material Licenses shall be terminated or revoked or any such Material License shall fail to be renewed at the stated expiration thereof without obtaining a replacement License to the extent required for the continued unimpaired conduct of the applicable business;

          (n) Any Security Document shall for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any portion of the Collateral purported to be covered thereby and such failure shall not be cured within thirty (30) days from delivery of notice of such failure to the Borrower by the Administrative Agent;

          (o) There shall occur any Change of Control; or

          (p) There shall occur any default in payment of any sums due under any Indebtedness for Money Borrowed of TCGI in excess of $50,000,000, or the holders of such Indebtedness for Money Borrowed shall elect to accelerate (or otherwise demand payment in full) the obligations thereunder.

     Section 8.2  Remedies.
                  --------

          (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or Section 8.1(g)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Banks subject to Section 9.7(a) hereof, shall (i) terminate the Commitment and the Incremental Facility Commitment, and/or (ii) declare all or a portion of the principal of and interest on the Loans and the Notes and the Incremental Facility Notes and all other amounts owed to the Banks and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Commitment and the Incremental Facility Commitment shall thereupon forthwith terminate.

          (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g), all principal, interest and other amounts due hereunder and under the Notes and the Incremental Facility Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitment and the Incremental Facility Commitment shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent or the Banks or the Majority Banks or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

          (c) Upon acceleration of the Loans, as provided in subsection (a) or
(b) of this Section 8.2, above, the Administrative Agent and the Banks shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

          (d) Notwithstanding anything in this Agreement or in any of the Loan Documents to the contrary, the Administrative Agent's and the Banks' remedies hereunder and under the Loan Documents are subject to compliance with the Communications Act, to all applicable rules, regulations and policies of the FCC, to the Licenses and the Necessary Authorizations and to applicable statutes governing, and the rules and regulations of, issuers of the Licenses and Necessary Authorizations, and the Administrative Agent and the Banks will not take any action pursuant to this Agreement and any of the Loan Documents that will constitute or result in any assignment of a License or Necessary Authorization or any change of control of the Borrower or any of its Subsidiaries or any transfer of any shares of or partnership interests in the Borrower or any of its Subsidiaries if such assignment of License or Necessary Authorization or change of control or transfers of shares or partnership interests would require under then existing law (including the written rules and regulations promulgated by the FCC and the issuers of the Licenses and Necessary Authorizations), the prior approval of the FCC or such other issuers, without first obtaining such approval of the FCC and such other issuers. This Agreement, the Loan Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Borrower or any of its Subsidiaries by the Administrative Agent or the Banks or control, affirmative or negative, direct or indirect, of the Borrower or any of its Subsidiaries by the Administrative Agent or the Banks, over the management or any other aspect of the operation of the Borrower or any of its Subsidiaries, which ownership and control remain exclusively and at all times in the Borrower and its shareholders until such time as the Administrative Agent and the Banks have complied with such law, rules, regulations and policies.

          (e) Upon acceleration of the Loans, as provided in subsection (a) or
(b) of this Section 8.2, the Administrative Agent, upon request of the Majority Banks, shall subject to compliance with Applicable Law have the right to the appointment of a receiver for the properties and assets of the Borrower and its Restricted Subsidiaries, and the Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Restricted Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent, on behalf of the Banks, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder and the terms and conditions of the Licenses, and the applicable statutes governing, and the rules and regulations of, issuers of the Licenses and the Necessary Authorizations to the extent applicable to the exercise of such rights.

          (f) The rights and remedies of the Administrative Agent and the Banks hereunder shall be cumulative, and not exclusive.

     Section 8.3  Payments Subsequent to Declaration of Event of Default.
                  ------------------------------------------------------
Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of the Administrative Agent and the Banks or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent's reasonable costs and expenses,
             -----
if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) and (c); second, to the Banks or the
                                               ------
Administrative Agent for any fees hereunder or under any of the other Loan Documents then due and payable; third, to the Banks, pro rata on the basis of
                                -----
their respective unpaid principal amounts (except as provided in

Section 2.2(e) hereof), for the payment of any unpaid interest which may have accrued on the Obligations; fourth, to the Banks pro rata until all Loans have
                            ------
been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with the Banks or any of them shall be paid on a pro rata basis with the Loans); fifth, to the Banks pro rata on the basis of their respective
                 -----
unpaid amounts, to the payment of any other unpaid Obligations; and sixth, to
                                                                    -----
the Borrower or as otherwise required by law.


                                   ARTICLE 9

                                   The Agents
                                   ----------

     Section 9.1  Appointment and Authorization.  Each Bank hereby irrevocably
                  -----------------------------
appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Note irrevocably to appoint and authorize, the Administrative Agent and the Documentation Agent to take such actions as its agents on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Documentation Agent, nor any of their respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

     Section 9.2  Interest Holders.  The Administrative Agent may treat each
                  ----------------
Bank, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Bank in its portion of the Loans and in its Note until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     Section 9.3  Consultation with Counsel.  The Administrative Agent and the
                  -------------------------
Documentation Agent may consult with Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, special counsel to the Administrative Agent and the Documentation Agent, or with other legal counsel selected by them and shall not be liable for any action taken or suffered by them in good faith in consultation with the Majority Banks and in reasonable reliance on such consultations.

     Section 9.4  Documents.  The Administrative Agent and the Documentation
                  ---------
Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent and the Documentation Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 9.5  Administrative Agent, the Documentation Agent and Affiliates.
                  ------------------------------------------------------------
With respect to the Commitment, the Incremental Facility Commitment and the Loans, the Administrative Agent and the Documentation Agent shall have the same rights and powers hereunder as any other Bank and the Administrative Agent and the Documentation Agent and Affiliates of each may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with the Administrative Agent and the Documentation Agent and without any obligation to account therefor. The foregoing sentence shall apply with equal force to the Administrative Agent and the Documentation Agent.

     Section 9.6  Responsibility of the Administrative Agent.  The duties and
                  ------------------------------------------
obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower, of such fact, or has been notified by a Bank in writing that such Bank considers that a Default or an Event of Default has occurred and is continuing, and such Bank shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Bank with copies of such documents received from the Borrower or any of the Restricted Subsidiaries as such Bank may reasonably request. The Administrative Agent is hereby authorized to act on behalf of the Banks, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Administrative Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interest, except in compliance with Section 11.12 hereof.

     Section 9.7  Action by the Administrative Agent.
                  ----------------------------------

          (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Banks to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise
                    --------
any rights under Section 8.2(a) of this Agreement without the request of the Majority Banks (or, where expressly required, all the Banks) unless time is of the essence, in which case, such action can be taken. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

          (b) The Administrative Agent shall not be liable to the Banks or to any Bank or the Borrower or any of its Subsidiaries in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Banks (or, where expressly required, all the Banks), and any action taken or failure to act pursuant to such instructions
shall be binding on all Banks.   The Administrative Agent shall not be obligated
to take any action which is contrary to law or which would in its reasonable opinion subject it to liability.

     Section 9.8  Notice of Default or Event of Default.  In the event that the
                  -------------------------------------
Administrative Agent or any Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent or such Bank shall promptly notify the Banks and the Administrative Agent (provided failure to give such notice shall not result in any liability on the part of such Bank or Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Banks shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Banks shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent or any Bank, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions unless time is of the essence, in which case, the Administrative Agent may act in accordance with its reasonable discretion.

     Section 9.9  Responsibility Disclaimed.  Neither the Administrative Agent
                  -------------------------
nor the Documentation Agent shall be under any liability or responsibility whatsoever as Administrative Agent or Documentation Agent:

          (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Bank or Banks (other than itself) of any of its or their obligations under this Agreement;

          (b) To any Bank or Banks, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or (ii) any Restricted Subsidiary or any other obligor under any other Loan Document;

          (c) To any Bank or Banks, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

          (d) To any Person for any act or omission other than that arising from gross negligence or willful misconduct of such Administrative Agent or the Documentation Agent, as the case may be as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

     Section 9.10 Indemnification.  The Banks agree to indemnify the
                  ---------------
Administrative Agent and the Documentation Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios and the Incremental Facility Commitment Ratios (in each case, as of the date of the request for indemnification hereunder) and obligations under Interest Hedge Agreements (as of the date of the request for indemnification) to the extent such obligations constitute Obligations, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court `work-out' of the Loans), damages, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent and/or the Documentation Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent or the Documentation Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Bank shall be liable to the Administrative Agent or the Documentation Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or the Documentation Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter. The foregoing sentence shall also apply to each of the Administrative Agent or the Documentation Agent.

     Section 9.11 Credit Decision.  Each Bank represents and warrants to each
                  ---------------
other and to the Administrative Agent and the Documentation Agent that:

          (a) In making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or the Documentation Agent or information provided by the Administrative Agent or the Documentation Agent (other than information provided to the Administrative Agent or the Documentation Agent by the Borrower and forwarded by the Administrative Agent or the Documentation Agent to the Banks); and

          (b) So long as any portion of the Loans remains outstanding or such Bank has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

     Section 9.12 Successor Administrative Agent and Documentation Agent.
                  ------------------------------------------------------
Subject to the appointment and acceptance of a successor Administrative Agent or Documentation Agent as provided below, the Administrative Agent or the Documentation Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent or Documentation Agent, as the case may be, which appointment shall, prior to a Default, be subject to the consent of the Borrower, acting reasonably. If no successor Administrative Agent or Documentation Agent shall have been so appointed by the Majority Banks (and with the consent of the Borrower to the extent required in the preceding sentence) and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Documentation Agent gave notice of resignation or the Majority Banks removed the retiring Administrative Agent or Documentation Agent, then the retiring Administrative Agent or Documentation Agent may, on behalf of the Banks, appoint a successor Administrative Agent or Documentation Agent which shall be any Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $500,000,000. Upon the acceptance of any appointment as Administrative Agent or Documentation Agent hereunder by a successor Administrative Agent or Documentation Agent, such successor Administrative Agent or Documentation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent or Documentation Agent and the retiring Administrative Agent or Documentation Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's or Documentation Agent's resignation or removal hereunder as Administrative Agent or Documentation Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or Documentation Agent. In the event that any of the Documentation Agent, or the Administrative Agent or any of their respective affiliates ceases to be a Bank hereunder, such Person shall resign its agency hereunder.

     Section 9.13 Delegation of Duties.  The Administrative Agent or the
                  --------------------
Documentation Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.


                                  ARTICLE 10

                            Change in Circumstances
                            Affecting LIBOR Advances
                            ------------------------

     Section 10.1 LIBOR Basis Determination Inadequate.  If with respect to any
                  ------------------------------------
proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Banks that deposits in United States dollars (in the applicable amount) are not being offered to any of the Banks in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Bank to make its portion of such type of LIBOR Advances shall be suspended. The Administrative Agent shall promptly notify the Borrower after the Administrative Agent becomes aware that circumstances set forth in the preceding sentence no longer exist.

     Section 10.2 Illegality.  If after the date hereof, the adoption of any
                  ----------
Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful for any Bank to make, maintain or fund its portion of LIBOR Advances, such Bank shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Bank shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the then outstanding principal amount of such Bank's portion of each affected LIBOR Advance, together with accrued interest thereon, shall automatically be converted to a Base Rate Advance on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Bank may lawfully continue to maintain and fund its portion of such LIBOR Advance to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day.

     Section 10.3 Increased Costs.
                  ---------------

          (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement
Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (1) shall subject any Bank to any tax, duty or other charge with respect to its obligation to make its portion of LIBOR Advances, or its portion of existing LIBOR Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its portion of LIBOR Advances or in respect of any other amounts due under this Agreement in respect of its portion of LIBOR Advances or its obligation to make its portion of LIBOR Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Bank); or

               (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable LIBOR Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Bank or shall impose on any Bank or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing LIBOR Advances;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note with respect thereto, then, the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs. Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this
Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank made in good faith, be otherwise disadvantageous to such Bank. Any Bank claiming compensation under this Section
10.3 shall notify the Borrower of any event occurring after the date of this Agreement entitling such Bank to such compensation as promptly as practicable; provided that if such Bank fails to give such notice within forty-five (45) days
--------
after it obtains actual knowledge of such an event, such Bank shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under this Section 10.3 for costs incurred from and after the date forty-five (45) days prior to the date that such Bank does give such notice.

          (b) Any Bank claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. If any Bank demands compensation under this
Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Bank, prepay in full such Bank's portion of the then outstanding LIBOR Advances, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such portion of LIBOR Advances the Borrower may borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Bank, and such Bank shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Bank shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

     Section 10.4 Effect On Other Advances.  If notice has been given pursuant
                  ------------------------
to Section 10.1, 10.2 or 10.3 suspending the obligation of any Bank to make its portion of any type of LIBOR Advance, or requiring such Bank's portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Bank as its portion of LIBOR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.

     Section 10.5 Claims for Increased Costs and Taxes.  In the event that any
                  ------------------------------------
Bank shall decline to make LIBOR Advances pursuant to Section 10.1 or 10.2 hereof or shall have notified the Borrower that it is entitled to claim compensation pursuant to Section 2.10, 2.12 or 10.3 hereof or is unable to complete the form required or subject to withholding as provided in Section 2.13 hereof (each such Bank being an "Affected Bank"), the Borrower may designate a
                                 -------------
replacement bank (a "Replacement Bank") to assume the Commitment (and/or
                     ----------------
Incremental Facility Commitment) and the obligations of any such Affected Bank hereunder, and to purchase the outstanding Note (and/or Incremental Facility Commitment) of such Affected Bank and such Affected Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank, for a purchase price equal to the outstanding principal amount of the Loans of such Affected Bank plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Bank hereunder, including without limitation, any amount which would be payable to such Affected Bank pursuant to
Section 2.10, and upon such assumption and purchase by the Replacement Bank, such Replacement

Bank shall be deemed to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Commitment). In the event any Bank receives a refund with respect to withholding taxes paid by the Borrower, such Bank shall promptly repay such amounts to the Borrower.


                                  ARTICLE 11

                                 Miscellaneous
                                 -------------

     Section 11.1 Notices.
                  -------

          (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (New York time) or, if later, the next Business Day, by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If to the Borrower, to it at:

               TCG New York, Inc.
               c/o Teleport Communications Group Inc.
               Princeton Technology Center
               429 Ridge Road
               Dayton, New Jersey  08810
               Attention:  John Scarpati
               Telecopy No.: (908) 392-3600

          With copies to:

               Teleport Communications Group Inc.
               Two Teleport Drive
               Staten Island, New York  10311
               Attention:  John W. Thomson, Esq.
               Telecopy No.: (718) 983-4343

          And:

               Dow, Lohnes & Albertson PLLC
               1200 New Hampshire Avenue, N.W.
               Suite 800
               Washington, D.C.  20036
                     Attention:  Kevin F. Reed, Esq.
                     -------------------------------
               Telecopy No.: (202) 776-2222

          (ii) If to the Administrative Agent, to it at:

               Toronto Dominion (Texas), Inc.
               909 Fannin, Suite 1700
               Houston, Texas 77010
               Attn:  Manager, Agency
               Telecopy No.: (713) 951-9921

          With a copy to:

               Powell, Goldstein, Frazer & Murphy LLP
               Sixteenth Floor
               191 Peachtree Street, N.E.
               Atlanta, Georgia  30303
               Attn:  Douglas S. Gosden, Esq.
               Telecopy No.: (404) 572-6999

        (iii)  If to the Documentation Agent, to it at:

               The Chase Manhattan Bank
               270 Park Avenue
               New York, New York  10017
               Attn:  Ann B. Kerns, Vice President
               Telecopy No.: (212) 270-4584

          With copies to:

               Powell, Goldstein, Frazer & Murphy
               Sixteenth Floor
               191 Peachtree Street, N.E.
               Atlanta, Georgia  30303
               Attn:  Douglas S. Gosden, Esq.
               Telecopy No.: (404) 572-6999

               Toronto Dominion (Texas), Inc.
               c/o The Toronto-Dominion Bank
               909 Fannin, Suite 1700
               Houston, Texas  77010
               Attn:  Manager, Agency
               Telecopy No.: (713) 951-9921

               The Toronto-Dominion Bank
               USA Division
               31 West 52nd Street
               New York, NY 10019-6101
               Attn:  Communications Finance Group
               Telecopy No.: (212) 262-1928


          (iv) If to the Banks, to them at the addresses set forth beside their names on the signature pages hereof.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof and the failure to provide such copies shall not affect the validity of the notice given to the primary recipient.

          (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

     Section 11.2 Expenses.  The Borrower will promptly pay, or reimburse:
                  --------

          (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy, special counsel for the Administrative Agent and the Documentation Agent;

          (b) all reasonable out-of-pocket expenses of the Administrative Agent and the Documentation Agent in connection with the restructuring and "work out" of the transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Documentation Agent and the Banks, or any of them, relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of a single law firm acting as special counsel for the Administrative Agent and the Documentation Agent; and

          (c) all out-of-pocket costs and expenses of enforcement under this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Loans, which in each case shall include reasonable fees and out-of-pocket expenses of respective counsel for, or allocated costs of in-house counsel of, the Administrative Agent and the Documentation Agent and the Banks.

     Section 11.3 Waivers.  The rights and remedies of the Administrative Agent,
                  -------
the Documentation Agent and the Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Documentation Agent, the Majority Banks, or the Banks, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent, the Documentation Agent and the Banks expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Banks decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Banks shall not be deemed to constitute an undertaking by the Banks to fund any further Request for Advance or preclude the Banks, the Documentation Agent or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Documentation Agent, the Banks, or the Majority Banks, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

     Section 11.4 Set-Off.  In addition to any rights now or hereafter granted
                  -------
under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, each of the Administrative Agent or the Documentation Agent, and each of the Banks are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Bank or Administrative Agent or the Documentation Agent, to or for the credit or the account of the Borrower or any of its Restricted Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Banks and the Administrative Agent or the Documentation Agent, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) any Bank or Administrative Agent or the Documentation Agent shall have made any demand hereunder or (b) any Bank or Administrative Agent or the Documentation Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent, with the consent of the Banks, each Bank holding deposits of the Borrower or any of its Restricted Subsidiaries shall exercise its set-off rights as so directed; and, within one
(1) Business Day following any such setoff, the Administrative Agent shall give notice thereof to the Borrower.

     Section 11.5 Assignment.
                  ----------

          (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Bank.

          (b) Each Bank may sell assignments or participations of one hundred percent (100%) (or, with the consent of the Borrower not to be unreasonably withheld or delayed, a smaller percentage) of its Commitment and Incremental Facility Commitment or Loans hereunder to (A) one or more wholly-owned Affiliates of such Bank (provided that, if such Affiliate is not a financial institution, such Bank shall be obligated to repurchase such assignment if such Affiliate is unable to honor its obligations hereunder), or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no such assignment referred to in this clause (B) shall relieve such Bank from its obligations hereunder).

          (c) Each of the Banks may at any time enter into assignment agreements or participations with one or more other banks or other financial institutions pursuant to which each Bank may assign or participate its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof, provided, that (1) all assignments (other
                                       --------
than assignments described in clause (b) hereof) shall be in minimum principal amounts of $5,000,000, and (2) all assignments and participations (other than assignments and participations described in clause (b) hereof) hereunder shall be subject to the following additional terms and conditions to the extent expressly applicable thereto:

               (i) No assignment shall be sold without the prior consent of the Administrative Agent and, so long as a Default has not occurred and is continuing, the Borrower, which consents shall not be unreasonably withheld or delayed;

               (ii) Any Person purchasing a participation or an assignment of any portion of the Loans from any Bank shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof);

               (iii) The Borrower, the Banks, and the Administrative Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit Q attached hereto. An administrative fee of $3,500
                 ---------
     shall be payable to the Administrative Agent by the assigning Bank at the time of any assignment under this Section 11.5(c);

               (iv) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any Bank from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on
              --------  -------
     the participant the right to approve or disapprove decreases in the interest rate, increases in or forgiveness of the principal amount of the Loans participated in by such participant, decreases in fees, extensions of the Maturity Date or other principal payment date for the Loans or of the scheduled reduction of the Commitment and releases of Collateral or guarantors, except for Collateral the sale or disposition of which is permitted hereunder;

               (v) Each Bank agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of participations in or assignments of its interests hereunder;

               (vi) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

               (vii) No such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that with respect to any assignee that is a bank, to the knowledge of the assignor after due inquiry, is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

               (viii) If applicable, each Bank shall, and shall cause each of its assignees to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Bank's or assignee's position that no withholding by the Borrower or the Administrative Agent for U.S. income tax payable by such Bank or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

          (d) Except as specifically set forth in Section 11.5(c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

          (e) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

          (f) Except as specifically set forth in Section 11.5(c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

          (g) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Banks pursuant to Section 2.11 hereof.

     Section 11.6  Accounting Principles.  All references in this Agreement to
                   ---------------------
GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All financial or accounting calculations or determinations required pursuant to this Agreement unless otherwise expressly provided shall be made in accordance with GAAP and shall be made on a consolidated basis for the Borrower and the Restricted Subsidiaries.

     Section 11.7 Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 Governing Law.  This Agreement and the Notes shall be
                  -------------
construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in New York. If any action or proceeding shall be brought by the Administrative Agent or the Documentation Agent or any Bank hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Restricted Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

     Section 11.9 Severability.  Any provision of this Agreement which is
                  ------------
prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.10  Interest.
                    --------

          (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Bank, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

          (b) Notwithstanding the use by the Banks of the Base Rate and the LIBOR Rate as reference rates for the determination of interest on the Loans, the Banks shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

     Section 11.11  Table of Contents and Headings.  The Table of Contents and
                    ------------------------------
the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

     Section 11.12  Amendment and Waiver.  Neither this Agreement nor any term
                    --------------------
hereof nor any Loan Document may be amended orally, nor may any provision hereof be waived orally, but only by an instrument in writing signed by the Majority Banks or the Borrower, as the case may be, and, in the case of an amendment, by the Borrower and the Majority Banks, except that in the event of (a) any increase in the amount of any Bank's portion of the Commitment, (b) any delay or extension in the terms of repayment of the Loans or reduction of the Commitment provided in Section 2.5 or 2.7 hereof, (c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof without a corresponding payment by the Borrower, (d) any release of any portion of the Collateral for the Loans except for Collateral the sale or disposition of which is permitted hereunder, (e) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Banks hereunder, (f) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Banks), or (g) any amendment of this Section 11.12, of the definition of Majority Banks, or of any Section herein to the extent that such Section requires action by all Banks, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Banks and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent or the Documentation Agent, in each case, in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Banks.

     Section 11.13  Entire Agreement.  Except as otherwise expressly provided
                    ----------------
herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.14  Other Relationships.  No relationship created hereunder or
                    -------------------
under any other Loan Document shall in any way affect the ability of the Administrative Agent or the Documentation Agent and each Bank to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 11.15  Directly or Indirectly.  If any provision in this Agreement
                    ----------------------
refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision; provided, however, that any action taken by an
                             --------  -------
Unrestricted Subsidiary shall not be deemed to have been taken by the Borrower or any Restricted Subsidiary.

     Section 11.16  Reliance on and Survival of Various Provisions.  All
                    ----------------------------------------------
covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by the Administrative Agent or the Documentation Agent and each of the Banks notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.12, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

     Section 11.17  Senior Debt.  The Obligations are secured by the Security
                    -----------
Documents and are intended by the parties hereto to be in parity with the Interest Hedge Agreements and senior in right of payment to all other Indebtedness of the Borrower except for Indebtedness secured by Permitted Liens (to the extent such

Liens are statutorily senior to the Liens securing the Obligations).

     Section 11.18  Obligations Several.  The obligations of the Administrative
                    -------------------
Agent and each of the Banks hereunder are several, not joint.

     Section 11.19  Confidentiality.  The Banks shall hold all non-public,
                    ---------------
proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, however, the Banks may make disclosure of any such information to such
--------  -------
of their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors as may be reasonably necessary in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Banks; provided, however, that, as a
                                            --------  -------
condition to receipt of any such information, each such Affiliate, auditor, counsel, consultant, appraiser, professional advisor, proposed transferee or participant shall agree in writing to treat all such information as confidential; and provided, further, that prior to any such disclosure to any
                  --------  -------
unrelated entity outside the ordinary course of business or pursuant to legal process, the disclosing Bank shall give notice of such disclosure to the Borrower and cooperate with the Borrower in any efforts to limit or restrict such disclosure. In no event shall any Bank be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Bank with respect to information that (i) is or becomes generally available to the public (other than through such Bank), (ii) is already in the possession of such Bank on a nonconfidential basis, or (iii) comes into the possession of such Bank in a manner not known to such Bank to involve a breach of a duty of confidentiality owing to the Borrower.


                                   ARTICLE 12

                              Waiver of Jury Trial
                              --------------------

     Section 12.1 Waiver of Jury Trial.  THE BORROWER, FOR ITSELF AND ON BEHALF
                  --------------------
OF THE RESTRICTED SUBSIDIARIES, THE ADMINISTRATIVE

AGENT, THE DOCUMENTATION AGENT AND THE BANKS, HEREBY AGREE TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE RESTRICTED SUBSIDIARIES, ANY OF THE BANKS, THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION
12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT OR ANY BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:              TCG NEW YORK, INC., a Delaware corporation

                                By: Wayne G. Fox
                                -----------------------------------------------

                                Its: Vice President & Treasurer
                                -----------------------------------------------

ADMINISTRATIVE AGENT:  TORONTO DOMINION (TEXAS), INC.

                                By: Jano Mott
                                -----------------------------------------------

                                Its: Vice President
                                -----------------------------------------------

DOCUMENTATION AGENT:   THE CHASE MANHATTAN BANK (formerly Chemical Bank)

                                By: Ann B. Kerns
                                -----------------------------------------------

                                Its: Vice President
                                -----------------------------------------------

BANKS:

ADDRESS:                        TORONTO DOMINION (TEXAS), INC.

909 Fannin Street
Suite 1700                      By: Jano Mott
Houston, Texas 77010            -----------------------------------------------

                                Its: Vice President
                                -----------------------------------------------
with a copy to:

USA Division
31 West 52nd Street
New York, NY  10019-6101


ADDRESS:                        THE CHASE MANHATTAN BANK (formerly
                                Chemical Bank)
One Chase Manhattan Plaza
8th Floor                       By: Ann B. Kerns
New York, New York  10081       -----------------------------------------------
Telecopy No.: (212) 270-1204    Its: Vice President
                                -----------------------------------------------

ADDRESS:                        BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION

555 S. California Street
San Francisco, CA  94104        By: R. Vernon Howard, Jr.
Telecopy No.: (415) 622-2514    ------------------------------------------------
                                Its: Managing Director
                                ------------------------------------------------

ADDRESS:                        BANK OF HAWAII

Bancorp Tower
130 Merchant Street             By: J. Bryan Scearce
Honolulu, HI  96813             ------------------------------------------------
Telecopy No.: (808) 537-8301    Its: Vice President
                                ------------------------------------------------

ADDRESS:                        BANK OF MONTREAL CHICAGO BRANCH

430 Park Avenue
New York, New York  10022       By: W.T. Cobb
Telecopy No.: (212) 605-1648    ------------------------------------------------
                                Its:
                                ------------------------------------------------

ADDRESS:                        THE BANK OF NEW YORK COMPANY, INC.

One Wall Street
16th Floor                      By: James Whitaker
New York, New York  10286       ------------------------------------------------
Telecopy No.: (212) 635-8593    Its: Authorized Signer
                                ------------------------------------------------

ADDRESS:                        THE BANK OF NOVA SCOTIA

One Liberty Plaza
New York, NY  10006             By: Vincent J. Fitzgerald, Jr.
Telecopy No.: (212) 225-5090    ------------------------------------------------
                                Its: Authorized Signatory
                                ------------------------------------------------


ADDRESS:                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY

1251 Avenue of the Americas
New York, New York  10020       By: John P. Judge
Telecopy No.: (212) 782-4935    ------------------------------------------------
                                Its: Vice President & Co-Head
                                ------------------------------------------------

ADDRESS:                        CORESTATES BANK, N.A.

FC 1-8-11-28
1339 Chestnut Street            By: Elizabeth Elmore
Philadelphia, PA  19101         ------------------------------------------------
Telecopy No.: (215) 786-7721    Its: Vice President
                                ------------------------------------------------

ADDRESS:                        CREDIT LYONNAIS NEW YORK BRANCH

1301 Avenue of the Americas
18th Floor
New York, NY  10019             By: Stephen C. Levi
Telecopy No.: (212) 261-3288    ------------------------------------------------
                                Its: Vice President
                                ------------------------------------------------

ADDRESS:                        FLEET NATIONAL BANK

One Federal Street
Boston, MA  02110               By: Vincent J. Rivers
Telecopy No.: (617) 346-4346    ------------------------------------------------
                                Its: Banking Officer
                                ------------------------------------------------

ADDRESS:                        GOLDMAN SACHS CREDIT PARTNERS L.P.

85 Broad Street
26th Floor                      By: John E. Urban
New York, New York  10004       ------------------------------------------------
Telecopy No.: (212) 357-4451    Its: Authorized Signer
                                ------------------------------------------------

ADDRESS:                        LEHMAN COMMERCIAL PAPER INC.

3 World Financial Center
10th Floor                      By: Michele Swanson
New York, New York  10285       ------------------------------------------------
Telecopy No.: (212) 526-0819    Its: Authorized Signatory
                                ------------------------------------------------


ADDRESS:                        THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED
165 Broadway, 49th Floor
New York, NY  10006             By: Shuichi Tajima
Telecopy No.: (212) 608-2371    ------------------------------------------------
                                Its: Deputy General Manager
                                ------------------------------------------------

ADDRESS:                        MELLON BANK, N.A.

1735 Market Street
Room 750                        By: G.L. Ashley
Philadelphia, PA  19103         ------------------------------------------------
Telecopy No.: (215) 553-4899    Its: First Vice President
                                ------------------------------------------------

ADDRESS:                        MORGAN GUARANTY TRUST COMPANY OF NEW YORK

60 Wall Street
22nd Floor                      By: George  J. Stapleton
New York, New York  10260       ------------------------------------------------
Telecopy No.: (212) 648-5014    Its: Vice President
                                ------------------------------------------------

ADDRESS:                        NATIONSBANK OF TEXAS, N.A.

901 Main Street
Dallas, TX  75202               By: Jennifer Zydney
Telecopy No.: (214) 508-9390    ------------------------------------------------
                                Its: Vice President
                                ------------------------------------------------

ADDRESS:                        PNC BANK, NATIONAL ASSOCIATION

Mail Stop F2-F070-21-1
1600 Market Street              By: Scott C. Meves
21st Floor                      ------------------------------------------------
Philadelphia, PA  19103         Its: Senior Vice President
Telecopy No.: (215) 585-6680    ------------------------------------------------

ADDRESS:                        ROYAL BANK OF CANADA

Grand Cayman (North
  America No. 1) Branch         By: Andy Cozewith
c/o New York Branch             ------------------------------------------------
Financial Square, 23rd Floor    Its: Manager
32 Old Slip                     ------------------------------------------------
New York, New York  10005-3531
Attention: Manager, Credit Administration
Telecopy No.: (212) 428-2372

  with a copy to:
  --------------

One Financial Square
24th Floor
New York, NY  10005
Attention:  John P. Page
Telecopy No.: (212) 428-6460


ADDRESS:                        SOCIETE GENERALE, NEW YORK BRANCH

1221 Avenue of the Americas
New York, NY  10020             By: John Sadih-Khan
Telecopy No.: (212) 278-6240    ------------------------------------------------
                                Its: Vice President
                                ------------------------------------------------